Exhibit 4.13

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Confidential	Execution Version

CERTAIN IDENTIFIED INFORMATION HAS
BEEN EXCLUDED FROM THE EXHIBIT
BECAUSE IT IS BOTH (I) NOT MATERIAL
AND (II) THE TYPE OF INFORMATION
THAT THE REGISTRANT TREATS AS
PRIVATE OR CONFIDENTIAL. REDACTED
INFORMATION HAS BEEN MARKED AS
“[REDACTED]”.

Dated 24 February 2023

HAFNIA POOLS Pte. Ltd. as Borrower and HAFNIA Limited as Guarantor and UNITED OVERSEAS BANK LIMITED as Lender

up to usD175,000,000 (WITH AN ACCORDION OPTION OF UP TO US$75,000,000) UNCOMMITTED Borrowing Base Facility agreement

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Contents

Clause	Page

Section 1 Interpretation	1
1 Definitions and Interpretation	1
2 The Facility	21
3 Purpose	22
4 Conditions of Utilisation	22
Section 2 Utilisation	24
5 Utilisation	24
Section 3 Repayment, Prepayment and Cancellation	25
6 Repayment	25
7 Prepayment and Cancellation	26
Section 4 Costs of Utilisation	30
8 Interest	30
9 Interest Periods	31
10 Changes to the calculation of interest	31
11 Fees	33
Section 5 Additional Payment Obligations	34
12 Tax Gross up and Indemnities	34
13 Increased Costs	37
14 Other Indemnities	39
15 Mitigation by the Lender	41
16 Costs and Expenses	42
Section 6 Guarantee	44
17 Guarantee and indemnity	44
Section 7 Representations, Undertakings and Events of Default	48
18 Representations	48
19 Information Undertakings	59
20 Borrowing Base	62
21 Financial Covenants	70

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

22 General Undertakings	73
23 Events of Default	84
Section 8 Changes to Parties	90
24 Changes to the Parties	90
Section 9 Application of Proceeds	92
25 Application of Proceeds	92
Section 10 Administration	94
26 Payment Mechanics	94
27 Set-Off	96
28 Notices	97
29 Calculations and Certificates	99
30 Partial Invalidity	99
31 Remedies and Waivers	100
32 Changes to reference rates	100
33 Confidential Information	102
34 Bail-In	107
35 Counterparts	109
Section 11 Governing Law and Enforcement	110
36 Governing Law	110
37 Enforcement	110
38 Waiver of Immunity	111
Schedule 1 Conditions Precedent	112
Schedule 2 Utilisation Request	115
Schedule 3 Form of Compliance Certificate	117
Schedule 4 Pool Agreements and List of Pool Participants	118
Schedule 5 Form of Borrowing Base Report	120
Schedule 6 Form of Accordion Exercise Notice	122

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

THIS AGREEMENT is dated   20 January        2023 and made between:

(1)	HAFNIA POOLS PTE. LTD., a company incorporated in Singapore with company registration number 201412492D as borrower (the Borrower);

(2)	HAFNIA LIMITED, an exempted company limited by shares incorporated in Bermuda with registration number 49023 as guarantor (the Guarantor); and

(3)	UNITED OVERSEAS BANK LIMITED as lender (the Lender).

NOW IT IS HEREBY AGREED as follows:

Section 1

Interpretation

1	Definitions and Interpretation

1.1	Definitions

In this Agreement:

Accordion Exercise Effective Date means, in relation to each Accordion Exercise Notice, the date the Lender confirms in that Accordion Exercise Notice as being the Accordion Exercise Effective Date in relation to that Accordion Exercise Notice

Accordion Exercise Notice means each Accordion Exercise Notice issued by the Borrower substantially in the form set out in Schedule 6 (Form of Accordion Exercise Notice)

Account Bank means UNITED OVERSEAS BANK LIMITED as account bank

Accounts means the Collection Accounts and the Operating Accounts and Account means each one of them

Accrued Income means amounts receivable by the Borrower arising from partially completed freight voyages by Vessels under the Contracts

Advance Rate has the meaning given to that term in clause 20 (Borrowing Base)

Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company

Anti-Corruption Laws means the Bribery Act 2010 of the United Kingdom, the United States Foreign Corrupt Practices Act of 1977 and any similar applicable laws, rules or regulations issued, administered or enforced by Singapore, the United States of America, the United Kingdom, any member state of the European Union or any other jurisdiction whose laws are applicable to an Obligor

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Anti-Money Laundering Laws means the applicable financial record keeping and reporting requirements and the money laundering statutes in Singapore and each jurisdiction in which any member of the Group conducts business or operations, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any Governmental Agency or proceeding by or before any court or Governmental Agency

Anti-Terrorism Law means the US Patriot Act, the US Money Laundering Control Act of 1986 (18 USC sect. 1956), the US Executive Order No. 13224 on Terrorist Financing: Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, issued 23 September 2001, as amended by Order No. 13268 (the Executive Order), Terrorism (Suppression of Financing) Act (Cap. 325) of Singapore or any similar laws enacted in or by the United States, the European Union, Singapore or a country whose laws are applicable to an Obligor

Authorisation means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration

Availability Period means the period from and including the date of this Agreement to and including the date falling 364 days after the date of this Agreement, or such later date as extended pursuant to clause 2.2 (Extension) or such other date as may be agreed between the Borrower and the Lender, in each case without prejudice to clause 4.3 (Facility uncommitted) and clause 4.4 (Periodic review)

Available Amount means, subject to clause 2.3 (Accordion Exercise), the Facility Amount minus:

(a)	the amount of any outstanding Loan; and

(b)	in relation to any proposed Loan, the amount of any Loan that is due to be made available on or before the proposed Utilisation Date,

other than the amount of any Loan that is due to be repaid or prepaid on or before the proposed Utilisation Date

Base Rate means:

(a)	in relation to a Loan with an Interest Period of one month, three months or six months, Term SOFR as of the Specified Time and for a period equal in length to the Interest Period of that Loan; or

(b)	in relation to a Loan with an Interest Period of less than one month, the applicable Interpolated Rate (Trade Products – Odd); or

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(c)	as otherwise determined pursuant to clause 10.1 (Unavailability of Term SOFR) or clause 10.2 (Unavailability of Term SOFR for Interpolated Rate (Trade Products – Odd)),

and if, in either case, that rate is less than zero, the Base Rate shall be deemed to be zero

Basel II Accord means the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 as updated prior to, and in the form existing on, the date of this Agreement, excluding any amendment thereto arising out of the Basel III Accord

Basel II Approach means, in relation to the Lender, either the Standardised Approach or the relevant Internal Ratings Based Approach (each as defined in the Basel II Accord) adopted by the Lender (or any of its Affiliates) for the purposes of implementing or complying with the Basel II Accord

Basel II Increased Cost means an Increased Cost which is attributable to the implementation or application of or compliance with any Basel II Regulation in force as at the date hereof (whether such implementation, application or compliance is by a government, regulator, the Lender or any of its Affiliates)

Basel II Regulation means:

(a)	any law or regulation implementing the Basel II Accord (including the relevant provisions of directive 2013/36/EU (CRD IV) and regulation 575/2013 (CRR) of the European Union) to the extent only that such law or regulation re-enacts and/or implements the requirements of the Basel II Accord but excluding any provision of such law or regulation implementing the Basel III Accord; and

(b)	any Basel II Approach adopted by the Lender or any of its Affiliates

Basel III Accord means, together:

(a)	the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(b)	the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(c)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”

Basel III Increased Cost means an Increased Cost which is attributable to the implementation or application of or compliance with any Basel III Regulation (whether such implementation, application or compliance is by a government, regulator, the Lender or any of its Affiliates)

Basel III Regulation means any law or regulation implementing the Basel III Accord (including CRD IV and CRR) save to the extent that such law or regulation re-enacts a Basel II Regulation

Borrowing Base has the meaning given to that term in clause 20 (Borrowing Base)

Borrowing Base Amount of Receivable has the meaning given to that term in clause 20.2 (Calculation of the Borrowing Base)

Borrowing Base Calculation Date has the meaning given to that term in clause 20 (Borrowing Base)

Borrowing Base Report has the meaning given to that term in clause 20 (Borrowing Base)

Break-Funding Costs means all losses, costs and expenses which the Lender determines will be or have been incurred by the Lender in breaking any funding arrangement, redeploying funds and unwinding hedge agreements, if any, due to the cancellation, prepayment or termination of any Loan or part thereof

Business Day means a day (other than a Saturday or Sunday, gazetted public holiday or bank holiday):

(a)	on which banks are open for general business in London, New York and Singapore; and

(b)	(in relation to the fixing of an interest rate) which is a US Government Securities Business Day

Buyer has the meaning given to that term clause 20 (Borrowing Base)

BW Group has the meaning given to that term in clause 7.2(c)(ii) (Change of Control)

Code means the US Internal Revenue Code of 1986

Collection Account (Hafnia Handy Pool) means the USD denominated collection account opened in the name of the Borrower with the Account Bank with account number [REDACTED] and in connection with the Hafnia Handy Pool, which is maintained and operated in Singapore in accordance with clause 22.19 (Accounts)

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Collection Account (Hafnia MR Pool) means the USD denominated collection account opened in the name of the Borrower with the Account Bank with account number [REDACTED] and in connection with the Hafnia MR Pool, which is maintained and operated in Singapore in accordance with clause 22.19 (Accounts)

Collection Accounts means each of the following accounts of the Borrower held from time to time with the Lender:

(a)	the Collection Account (Hafnia Handy Pool);

(b)	the Collection Account (Hafnia MR Pool); and

(c)	any other collection account of the Borrower approved by the Lender,

which are, in each case, subject to the Transaction Security, as the same may be redesignated, substituted or replaced from time to time and includes any interest of the Borrower in any replacement account or any sub-division or sub-account of that account

Compliance Certificate means a certificate substantially in the form set out in Schedule 3 (Form of Compliance Certificate)

Confidential Information means all information relating to:

(a)	the Group;

(b)	the Transaction Documents;

(c)	the Facility; or

(d)	provided that such information is provided solely in connection with the Facility, the BW Group or the Sohmen Family Trust,

of which the Lender becomes aware in its capacity as, or for the purpose of becoming, the Lender or which is received by the Lender in relation to, or for the purpose of becoming the Lender under, the Finance Documents or the Facility from any member of the Group or any of its advisers, the BW Group or the Sohmen Family Trust in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by the Lender of clause 33 (Confidential Information); or

(ii)	is identified in writing at the time of delivery as non-confidential by any member of the Group, any of its advisers, the BW Group or the Sohmen Family Trust; or

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(iii)	is known by the Lender before the date the information is disclosed to it by any member of the Group or any of its advisers, the BW Group or the Sohmen Family Trust or is lawfully obtained by the Lender after that date, from a source which is, as far as the Lender is aware, unconnected with the Group, the BW Group or the Sohmen Family Trust (as relevant) and which, in either case, as far as the Lender is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality

Confidentiality Undertaking means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Borrower and the Lender

Contract means any agreement between the Borrower (acting in its own name as disponent owner of the Vessels) and a Buyer, for the supply of transportation services through any Vessel and defined as a “Pool Contract” in any Pool Agreement

Corrupt Practice means the promising, offering, giving, making, insisting on, receiving, accepting or soliciting, directly or indirectly, of any payment or any other undue advantage of any nature, to or by any person, with the intention of improperly influencing the actions of any person or improperly causing any person to refrain from any action

Cut-Off Date has the meaning given to that term in clause 20 (Borrowing Base)

Debenture means the debenture dated on or about the date of this Agreement entered into by the Borrower as chargor in favour of the Lender

Default means an Event of Default or any event or circumstance specified in clause 23 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default

Delegate means any delegate, agent, attorney or trustee appointed by the Lender

Demurrage Income means amounts receivable by the Borrower arising from invoiced demurrage related to any Contracts

Deposit Bank has the meaning given to that term in clause 26.1(d)

Dilution means any reduction to the total amount payable by the Eligible Buyer relating to any Reported Eligible Receivable compared to the Face Value of such Reported Eligible Receivable at the date of the data of the Borrowing Base Report into which it was included, whether by reason of a discount, rebate, refund or billing error or other entitlement of the Eligible Buyer not to pay the Face Value in full or by reason of a credit note or other adjustment for whatever reason made by the Borrower, any Pool Participant or any other person to reduce the amount payable by the Eligible Buyer relating to such Reported Eligible Receivable by comparison to the Face Value of such Reported Eligible Receivable as reflected at the date of the data of the Borrowing Base Report into which it was included

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Eligibility Criteria has the meaning given to that term in clause 20 (Borrowing Base)

Eligible Buyer has the meaning given to that term in clause 20 (Borrowing Base)

Eligible Contract has the meaning given to that term in clause 20 (Borrowing Base)

Eligible Receivables has the meaning given to that term in clause 20 (Borrowing Base)

Environment means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a)	air (including, without limitation, air within natural or man made structures, whether above or below ground);

(b)	water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)	land (including, without limitation, land under water)

Environmental Claim means any bona fides claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law or Environmental Permit in respect of any Obligor’s material breach of the same, or which, in the Lender’s reasonable opinion, may cause or have any negative publicity or adverse reputational impact on the Lender

Environmental Law means any applicable law or regulation which relates to:

(a)	the pollution or protection of the Environment;

(b)	the conditions of the workplace;

(c)	the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste; or

(d)	the protection and/or violation of environmental, social and/or governance issues

Environmental Permits means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any Obligor conducted on or from the properties owned or used by any Obligor

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Event of Default means any event or circumstance specified as such in clause 23 (Events of Default)

Face Value has the meaning given to that term in clause 20 (Borrowing Base)

Facility means the uncommitted borrowing base – export invoice financing facility made available under this Agreement as described in clause 2.1 (The Facility)

Facility Amount means, subject to clauses 2.3 (Accordion Exercise) and 4.4 (Periodic review), an amount not exceeding USD175,000,000 at the date of this Agreement, to the extent not cancelled, reduced or transferred by the Lender under this Agreement

Facility Office means the office or offices notified by the Lender to the Borrower in writing as the office or offices through which it will perform its obligations under this Agreement

FATCA means:

(a)	sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

(b)	any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)	any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction

FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA

FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction

Finance Document means this Agreement, any Accordion Exercise Notice, each Transaction Security Document, each Borrowing Base Report, each Compliance Certificate, each Utilisation Request, and any other document designated as such by the Lender and the Borrower

Financial Indebtedness means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a balance sheet liability;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;

(g)	any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(h)	any pool agreement entered into between the Borrower and a pool participant pursuant to which the pool participants agree to enter vessel(s) owned or chartered in by such pool participants into a pool of vessels which vessels are commercially employed and managed by the Borrower;

(i)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(j)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in (a) to (i) above

Freight Income means any Receivable arising from freight related to any Contracts which is not Accrued Income

GAAP means International Accounting Standards, International Financial Reporting Standards and related interpretations as amended, supplemented, issued or adopted from time to time by the International Accounting Standards Board to the extent applicable to the relevant financial statements

Governmental Agency means any government or any governmental agency, semi-governmental or judicial entity, body or authority (including, without limitation, any stock exchange or any self-regulatory organisation established under any law or regulation)

Group means the Guarantor and its Subsidiaries from time to time

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Hafnia Handy Pool means the pool of product tanker vessels operated by the Borrower pursuant to the Hafnia Handy Pool Agreement (and defined as the “Pool” in the Hafnia MR Pool Agreement)

Hafnia Handy Pool Agreement has the meaning given to that term in Schedule 4 (Pool Agreements and List of Pool Participants)

Hafnia LR1 Pool Agreement means the Hafnia LR1 pool agreement dated 1 January 2023 entered into between the Borrower as pool manager and the parties listed in Schedule 1 (Participants) thereto as pool participants

Hafnia LR2 Pool Agreement means the Hafnia LR2 pool agreement dated 1 January 2023 entered into between the Borrower as pool manager and the parties listed in Schedule 1 (Participants) thereto as pool participants

Hafnia MR Pool means the pool of product tanker vessels operated by the Borrower pursuant to the Hafnia MR Pool Agreement (and defined as the “Pool” in the Hafnia MR Pool Agreement)

Hafnia MR Pool Agreement has the meaning given to that term in Schedule 4 (Pool Agreements and List of Pool Participants)

Historic Term SOFR means, in relation to any Loan, the most recent Term SOFR for a period equal in length to the Interest Period of that Loan and which is as of a US Government Securities Business Day which is no more than three US Government Securities Business Days before the Quotation Day

Holding Company means, in relation to a person, any other person in respect of which it is a Subsidiary

Indirect Tax means any goods and services tax, consumption tax, value added tax or any tax of a similar nature

Information Service means an information service or any successor information service in each case as selected by the Lender from time to time in its reasonable discretion

Insolvency Event in relation to an entity means that the entity:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(d)	institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)	has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)	seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in (d) above);

(h)	has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(i)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in (a) to (h) above; or

(j)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts

Interest Period means, in relation to a Loan, each period determined in accordance with clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with clause 8.3 (Default interest)

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Interpolated Historic Term SOFR means, in relation to any Loan, the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:

(a)	the most recent Term SOFR (as of a day which is not more than three US Government Securities Business Days before the Quotation Day) for the longest period (for which Term SOFR is available) which is less than the Interest Period of that Loan; and

(b)	the most recent Term SOFR (as of a day which is not more than three US Government Securities Business Days before the Quotation Day) for the shortest period (for which Term SOFR is available) which exceeds the Interest Period of that Loan

Interpolated Rate (Trade Products – Odd) means, in relation to any Loan:

(a)	the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:

(i)	Term SOFR as of the Specified Time and for a period equal in length to one month; and

(ii)	Overnight SOFR for a day that is not more than five, and no less than two US Government Securities Business Days before the Quotation Day; or

(b)	as otherwise determined pursuant to clause 10.2 (Unavailability of Term SOFR for Interpolated Rate (Trade Products – Odd)),

and if, in either case, that rate is less than zero, the Interpolated Rate (Trade Products – Odd) shall be deemed to be zero

Interpolated Term SOFR means, in relation to any Loan, the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:

(a)	Term SOFR (as of the Specified Time) for the longest period (for which Term SOFR is available) which is less than the Interest Period of that Loan; and

(b)	Term SOFR (as of the Specified Time) for the shortest period (for which Term SOFR is available) which exceeds the Interest Period of that Loan

Legal Reservations means:

(a)	the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)	the time barring of claims under the applicable statutes of limitation; and

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction

LMA means the Loan Market Association

Loan means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan

Margin means [REDACTED] per cent ([REDACTED]%) per annum

Material Adverse Effect means (in the reasonable opinion of the Lender) a material adverse effect on:

(a)	(i) the business or financial condition of any Obligor (however changes to the structure of the Pool and amendments to the Pool Agreements are always permitted unless they would have a material adverse effect on the business, operations, property, condition (financial or otherwise) or prospects of the Obligors taken as a whole); or (ii) the ability of the Obligors (taken as a whole) to comply with their payment or material performance obligations under any of the Transaction Documents; or

(b)	the validity or enforceability of, or the effectiveness or ranking of any Security granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of the Lender under any of the Finance Documents

Obligors means the Borrower and the Guarantor and Obligor means either one of them

Operating Account (Hafnia Handy Pool) means the USD denominated operating account opened in the name of the Borrower with the Account Bank with account number [REDACTED]and in connection with the Hafnia Handy Pool, which is maintained and operated in Singapore in accordance with clause 22.19 (Accounts)

Operating Account (Hafnia MR Pool) means the USD denominated operating account opened in the name of the Borrower with the Account Bank with account number [REDACTED] and in connection with the Hafnia MR Pool, which is maintained and operated in Singapore in accordance with clause 22.19 (Accounts)

Operating Accounts means each of the following accounts of the Borrower held from time to time with the Lender:

(a)	the Operating Account (Hafnia Handy Pool);

(b)	the Operating Account (Hafnia MR Pool); and

(c)	any other operating account of the Borrower approved by the Lender,

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

which are, in each case, subject to the Transaction Security, as the same may be redesignated, substituted or replaced from time to time and includes any interest of the Borrower in any replacement account or any sub-division or sub-account of that account

Original Financial Statements means:

(a)	in relation to the Borrower, its audited financial statements for the financial year ended 31 December 2021; and

(b)	in relation to the Guarantor, the audited consolidated financial statements of the Group for the financial year ended 31 December 2021

Outstandings means, at any time, the aggregate of the outstanding Loans, in each case, at such time

Overnight SOFR means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate)

Party means a party to this Agreement

Pool means each of the Hafnia Handy Pool and the Hafnia MR Pool (and any other pool of product tanker vessels operated by the Borrower pursuant to a Pool Agreement (and defined as the “Pool” in such Pool Agreement) as agreed from time to time in writing between the Borrower and the Lender)

Pool Agreements means each pool agreement entered into between the Borrower and the relevant Pool Participants pursuant to which such Pool Participants agreed to enter vessel(s) owned or chartered in by such Pool Participants into the relevant Pool which vessels shall be commercially employed and managed by the Borrower as disponent owner, as listed in Schedule 4 (Pool Agreements and List of Pool Participants) (and as otherwise amended as agreed from time to time in writing between the Borrower and the Lender)

Pool Participant means the owner or disponent owners of the Vessels who are acceptable to the Lender (acting reasonably), as listed in Schedule 4 (Pool Agreements and List of Pool Participants) (and as otherwise amended as agreed from time to time in writing (including by email) between the Borrower and the Lender, subject to any sanctions, anti-money laundering, anti-bribery and corruption, credit and other internal compliance requirements of the Lender)

Quotation Day means in relation to any period for which an interest rate is to be determined, two US Government Securities Business Days before the first day of that period (unless market practice differs in the relevant market, in which case the Quotation Day will be determined by the Lender in accordance with that market practice (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days))

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Quoted Tenor means any period for which Term SOFR is customarily displayed on the relevant page or screen of an information service

Receivable has the meaning given to that term in clause 20 (Borrowing Base)

Receiver means a receiver or receiver and manager or administrative receiver of the whole or any part of the Security Assets

Relevant Jurisdiction means, in relation to an Obligor:

(a)	its jurisdiction of incorporation;

(b)	any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated; and

(c)	the jurisdiction whose laws govern the perfection of any of the Transaction Security Document entered into by it

Relevant Person means the Obligors and each of its Subsidiaries and each of their respective directors, officers and employees

Repeating Representations means each of the representations set out in clauses 18.1 (Status), 18.2 (Binding obligations), 18.3 (Non-conflict with other obligations), 18.4 (Power and authority), 18.6 (Registration requirements), 18.7 (Governing law and enforcement), 18.8 (Insolvency), 18.11 (No default), 18.12 (No misleading information), 18.13(a) and 18.13(b) (Financial statements), 18.16 (No breach of laws), 18.17 (Environmental laws), 18.19 (Anti-corruption law and Anti-Terrorism Law), 18.20 (No money laundering), 18.21 (Security and Financial Indebtedness), 18.24 (Legal and beneficial ownership), 18.25 (Sanctions), 18.26 (Eligible Receivables and Accounts), 18.29 (Contracts), 18.30 (Pool Agreements), 18.31 (Borrowing Base Report), 18.34 (Material Adverse Effect) and 18.35 (Collection Accounts)

Reported Eligible Receivable means each Receivable included in a Borrowing Base Report

Representative means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian

Restricted Party means a person that is:

(a)	listed on any Sanctions List (whether designated by name or by reason of being included in a class of person); or

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(b)	located in or incorporated under the laws of any country or territory that is, or whose government is, the target of comprehensive, country- or territory-wide Sanctions; or

(c)	50 per cent or more owned, or otherwise controlled, by a person or persons referred to in (a) and/or (b) above,

in each case, only to the extent that the Lender would be prohibited or restricted by Sanctions from transacting or dealing with (including but not limited to being a Party) or otherwise exercising any rights in respect of, or fulfilling any duties or obligations owed to, such a person

Sanctions means any applicable (to Obligors and/or any Relevant Person and/or the Lender and/or any Buyer and/or any Pool Participant as the context provides) trade, economic or financial sanctions or embargoes or other similar measures enacted, administered or enforced by a Sanctions Authority from time to time

Sanctions Authority means the United Nations, the European Union, the United States of America, the United Kingdom and the Republic of Singapore, including, without limitation, the Office of Foreign Assets Control of the US Department of Treasury, the United States Department of State, the HM Treasury, the Monetary Authority of Singapore and any authority acting on behalf of any of them in connection with Sanctions

Sanctions List means any list of persons or entities published in connection with Sanctions by or on behalf of any Sanctions Authority or any public announcement of a Sanctions designation made by any Sanctions Authority, in each case as the same may be amended, supplemented or substituted from time to time

Secured Obligations means all obligations at any time due, owing or incurred by each Obligor to any Secured Party under the Finance Documents, whether present or future, actual or contingent (and whether incurred solely or jointly and whether as principal or surety or in some other capacity)

Secured Parties means the Lender and any Receiver or Delegate

Security means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect

Security Assets means all of the assets of the Borrower which from time to time are, or are expressed to be, the subject of the Transaction Security

Shortfall has the meaning given to that term in clause 7.3 (Mandatory prepayment – Borrowing Base amounts)

Shortfall Remedy Period has the meaning given to that term in clause 7.3 (Mandatory prepayment – Borrowing Base amounts)

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Singapore means the Republic of Singapore

Sohmen Family Trust has the meaning given to that term in clause 7.2(c)(i)(A) (Change of Control)

Specified Time means the Quotation Day prior to 5:00 p.m. (New York time)

Spot Rate means the commercially available spot rate of exchange selected by the Lender, acting reasonably, for the purchase of USD with the relevant currency in the Singapore foreign exchange market at or about 11:00 a.m. on the applicable payment or set-off date

Subsidiary means, in relation to any company or corporation, a company or corporation:

(a)	which is controlled, directly or indirectly, by the first mentioned company or corporation;

(b)	more than half the issued equity share capital of which is beneficially owned, directly or indirectly, by the first mentioned company or corporation; or

(c)	which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same)

Term SOFR means the term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate)

Termination Date means the earlier of:

(a)	the last day of the Availability Period (as such period may be extended from time to time in accordance with clause 2.2 (Extension)) or, if there is any outstanding Loan on the last day of the Availability Period, the day the last Loan made to the Borrower during the Availability Period under this Agreement is due; and

(b)	the date on which the Facility is fully cancelled or terminated under the provisions of this Agreement, including (without limitation) the cancellation or termination of the Facility by the Lender pursuant to clause 4.4 (Periodic review)

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Third Parties Act means the Contracts (Rights of Third Parties) Act 1999

Transaction Document means each Finance Document, each Pool Agreement and each Contract

Transaction Security means the Security created or expressed to be created in favour of the Lender pursuant to the Transaction Security Documents

Transaction Security Documents means each of:

(a)	the Debenture;

(b)	any other document evidencing or creating Security over any asset to secure any obligation of the Borrower to a Secured Party under the Finance Documents; and

(c)	any other document designated as such by the Lender and the Borrower

Unpaid Sum means any sum due and payable but unpaid by an Obligor under the Finance Documents

US means the United States of America

US Government Securities Business Day means any day other than:

(a)	a Saturday or a Sunday; and

(b)	a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities

Utilisation means a utilisation of the Facility pursuant to a Utilisation Request

Utilisation Date means the date of a Utilisation, being the date on which the relevant Loan is to be made

Utilisation Request means a notice substantially in the form set out in Schedule 2 (Utilisation Request)

Vessel means a vessel which is from time to time participating in the Pool pursuant to the Pool Agreements

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

1.2	Construction

(a)	Unless a contrary indication appears, any reference in this Agreement to:

(i)	the Lender, any Obligor, any Secured Party, the Borrower, any Buyer, any Eligible Buyer, any Pool Participant, any Party, or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

(ii)	an agency shall be construed so as to include any governmental, intergovernmental or supranational agency, authority, body, central bank, commission, department, ministry, organisation, statutory corporation or tribunal (including any political sub-division, national, regional or municipal government and any administrative, fiscal, judicial, regulatory or self-regulatory body or persons);

(iii)	assets includes present and future properties, revenues and rights of every description;

(iv)	a Finance Document, a Transaction Document, a Contract, a Pool Agreement, an Eligible Contract or any other agreement or instrument is a reference to that Finance Document, Transaction Document, Contract, Pool Agreement, Eligible Contract or other agreement or instrument as amended, novated, supplemented, extended or restated;

(v)	guarantee means any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(vi)	indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vii)	a person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(viii)	a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(ix)	a provision of law is a reference to that provision as amended or re-enacted from time to time; and

(x)	a time of day is a reference to Singapore time.

(b)	Section, clause and Schedule headings are for ease of reference only.

(c)	In respect of an Obligor, references to a certified copy refer to a copy certified to be a true, complete and up-to-date copy of the original document, in writing and signed by one or two directors (as the case may be) or the secretary (who is an authorised signatory of such Obligor for such purposes) of the Obligor, or, in the case of the Guarantor only, its assistant secretary (who is an authorised signatory of the Guarantor for such purposes) (unless otherwise expressly provided).

(d)	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)	A Default (other than an Event of Default) is continuing if it has not been remedied or waived and an Event of Default is continuing if it has not been waived.

1.3	Currency symbols and definitions

Singapore dollars denote the lawful currency of Singapore.

$, USD and dollars denote the lawful currency of the United States of America.

1.4	Third party rights

(a)	Other than an Account Bank or unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(c)	Any Receiver or Delegate may, subject to this clause 1.4 (Third party rights) and the Third Parties Act, rely on any clause of this Agreement which expressly confers rights on it.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

2	The Facility

2.1	The Facility

Subject to the terms of this Agreement, the Lender may, at its complete discretion, agree to make available to the Borrower a USD uncommitted borrowing base – export invoice financing facility in an aggregate amount not exceeding the Facility Amount.

2.2	Extension

Unless the Lender (in its absolute discretion) notifies the Borrower that it does not intend to extend the Availability Period at least 60 days before the end of the then applicable Availability Period, the Availability Period shall automatically extend by a period of six calendar months. This clause 2.2 (Extension) shall apply to extend the Availability Period on an ongoing basis in accordance with the terms of this clause 2.2 (Extension) from time to time and, subject to the terms of this clause 2.2 (Extension), shall not be limited to a single extension.

2.3	Accordion Exercise

(a)	The Borrower may, by sending an Accordion Exercise Notice to the Lender, notify the Lender that it intends for the Facility Amount to be increased by an amount not exceeding US$75,000,000.

(b)	An Accordion Exercise Notice is irrevocable.

(c)	Each Accordion Exercise Notice must indicate the amount of the increase to the Facility Amount, which shall be a minimum of US$10,000,000 and higher integral multiples of US$5,000,000 but not exceeding US$75,000,000.

(d)	The Lender may in its sole and absolute discretion execute a duly completed Accordion Exercise Notice appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms and conditions of this Agreement and such other terms and conditions as the Lender considers necessary or appropriate within five Business Days after receipt of such Accordion Exercise Notice.

(e)	On each Accordion Exercise Effective Date:

(i)	the Facility Amount shall be amended and the increased Facility Amount will become available for utilisation by the Borrower;

(ii)	the terms of this Agreement shall be deemed to be amended accordingly; and

(iii)	the Lender shall promptly notify the Borrower upon the occurrence of an Accordion Exercise Effective Date.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

3	Purpose

3.1	Purpose

The Borrower shall apply all amounts borrowed by it under the Facility towards working capital purposes in the normal course of the Borrower’s business operations acting in its capacity as Pool Manager (as such term is defined in the Pool Agreements) in relation to the Pools (including, without limitation, providing any Financial Indebtedness to a Pool Participant under any Pool Agreement in such capacity, provided that such Financial Indebtedness is subject to Transaction Security).

3.2	Monitoring

Without prejudice to the Borrower’s obligations under the Finance Documents, the Lender is not bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4	Conditions of Utilisation

4.1	Initial conditions precedent

The Borrower may not deliver a Utilisation Request unless the Lender has received all of the documents and other evidence listed in Schedule 1 (Conditions Precedent) in form and substance satisfactory to the Lender. The Lender shall notify the Borrower promptly upon being so satisfied.

4.2	Further conditions precedent

Subject to clauses 4.3 (Facility uncommitted) and 4.4 (Periodic review), the Lender may (but shall not be obliged to) make a requested Loan only if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)	no Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan;

(b)	the Repeating Representations to be made by each Obligor are true in all material respects; and

(c)	the aggregate amount of the Outstandings adjusted to take account of:

(i)	the amount of the requested Loan;

(ii)	the amount of any Loan which, pursuant to any other request, is to be made on or before the date for the making of the requested Loan; and

(iii)	the amount of any Loan scheduled to be repaid on or before the date for the making of the requested Loan, would be less than or equal to the Borrowing Base as evidenced by the Borrowing Base Report most recently delivered to the Lender in accordance with this Agreement.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

4.3	Facility uncommitted

The Facility is an uncommitted facility and will be made available in such amounts, at such times and in a number of Loans determined at the sole discretion of the Lender. The Borrower acknowledges that the Lender shall not have any obligation or commitment to make any Loan available to the Borrower; provided, however, that the Parties acknowledge and agree that once the Lender has advanced a Loan to the Borrower hereunder, the Borrower’s payment and reimbursement obligations with respect to such Loan shall be governed by the expressed terms and conditions herein.

4.4	Periodic review

The Facility is subject to periodic review and callable on demand by the Lender at its absolute discretion, whereupon the Lender shall have the right by notice to the Borrower to terminate or cancel the Facility with immediate effect and to demand repayment within three Business Days from the date of the notice of all monies and liabilities owing to the Lender under the Facility (where actual, contingent or otherwise). The Lender shall also have the right from time to time and at any time to vary or modify the terms and conditions of the Facility (including interest rates/ commission rates).

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Section 2

Utilisation

5	Utilisation

5.1	Delivery of a Utilisation Request

Unless otherwise agreed by the Lender, the Borrower may utilise the Facility by delivery to the Lender of a duly completed Utilisation Request on a Borrowing Base Calculation Date which is not later than 9:30 a.m. two Business Days prior to the proposed Utilisation Date.

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	it is accompanied by a Borrowing Base Report relating to the Loan;

(ii)	the proposed Utilisation Date is a Business Day within the Availability Period; and

(iii)	the currency and amount of the Loan comply with clause 5.3 (Currency and amount).

(b)	Only one Loan may be requested in each Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be USD.

(b)	The amount of the proposed Loan must be an amount which is not more than the Available Amount and which is a minimum of US$5,000,000 or, if less, the Available Amount.

5.4	Utilisation

If the conditions set out in this Agreement have been met, subject to the Lender's absolute discretion, the Loan requested by the Borrower in accordance with the terms of this Agreement during the Availability Period in any Utilisation Request shall be made on the Utilisation Date for that Loan through its Facility Office.

5.5	Cancellation of Facility Amount

Any amount of the Facility Amount which, at that time, has not been utilised by the Borrower shall be immediately cancelled at the end of the Availability Period (as such period may be extended from time to time in accordance with clause 2.2 (Extension)).

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Section 3

Repayment, Prepayment and Cancellation

6	Repayment

6.1	Repayment of Loans

(a)	The Borrower shall repay a Loan on the last day of its Interest Period.

(b)	Without prejudice to the Borrower's obligation under clause 6.1(a) above, if a Loan is to be made available to the Borrower:

(i)	on the same day that a maturing Loan is due to be repaid by the Borrower; and

(ii)	in whole or in part for the purpose of refinancing the maturing Loan; and

the amount of the new Loan shall, unless the Borrower notifies the Lender to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Loan so that:

(A)	if the amount of the maturing Loan exceeds the aggregate amount of the new Loan:

(1)	the Borrower will only be required to pay an amount equal to that excess to the Lender; and

(2)	the new Loan shall be treated as having been made available and applied by the Borrower in or towards repayment of the maturing Loan and the Lender will not be required to make a payment in respect of the new Loan; and

(B)	if the amount of the maturing Loan is equal to or less than the amount of the new Loan:

(1)	the Borrower will not be required to make a payment to the Lender; and

(2)	the Lender will be required to make a payment in respect of the new Loan only to the extent the new Loan exceeds the maturing Loan and the remainder of the new Loan shall be treated as having been made available and applied by the Borrower in or towards repayment of the maturing Loan.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

7	Prepayment and Cancellation

7.1	Illegality

If, in any applicable jurisdiction, it becomes unlawful for the Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain any Loan or it becomes unlawful for any Affiliate of the Lender for the Lender to do so:

(a)	the Lender shall promptly notify the Borrower upon becoming aware of that event;

(b)	upon the Lender notifying the Borrower, the Available Amount (as applicable) will be immediately cancelled; and

(c)	the Borrower shall repay each Loan made to it on the last day of the Interest Period for that Loan occurring after the Lender has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Borrower (being no earlier than the last day of any applicable grace period permitted by law) and the Available Amount shall be immediately cancelled in the amount repaid.

7.2	Change of Control

(a)	The Borrower shall promptly notify the Lender in writing upon any Obligor becoming aware of a Change of Control Event (a Borrower Notification). The Borrower Notification shall set out all applicable details relating to such Change of Control Event and (if applicable) any measures taken or to be taken to rectify the Change of Control Event; and the Borrower shall provide such further information thereafter as may be requested by the Lender (acting reasonably).

(b)	If a Change of Control Event occurs and is not rectified within seven days of the Borrower Notification, the Lender may by notice to the Borrower (a Lender Notice), cancel the Available Amount with effect from a date specified in that Lender Notice which is at least five Business Days after the date of the Lender Notice and declare that all or part of the Loans be payable within five Business Days after the date of the Lender Notice , PROVIDED ALWAYS that the Lender’s right to serve a Lender Notice in respect to a particular Change of Control Event shall only continue for a period of one hundred and twenty days from the date of the Borrower Notification in respect of that Change of Control Event.

(c)	For the purposes of this clause 7.2 (Change of Control):

(i)	Change of Control Event means:

(A)	the interests of Mr Andreas Sohmen-Pao, his immediate family and their respective heirs and successors, including trusts or similar arrangements of which they are individual or collective beneficiaries (together, the Sohmen Family Trust) cease to beneficially hold more than 50 per cent of the issued share capital of the BW Group or such number of shares in the BW Group as carry more than 50 per cent of the voting rights normally exercisable at a general meeting of the BW Group;

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(B)	the BW Group ceases to beneficially and legally hold (directly or indirectly) 20 per cent or more of the issued share capital of the Guarantor or such number of shares in the Guarantor as carry 20 per cent or more of the voting rights normally exercisable at a general meeting of the Guarantor; or

(C)	if any person or persons acting in concert or any entity other than the BW Group (directly or via one or more intermediate holding companies):

(1)	acquires legally and/or beneficially, and either directly or indirectly, more than the percentage of the issued share capital of the Guarantor held by the BW Group as at the date of this Agreement; or

(2)	has the right or the ability to control, either directly or indirectly, the affairs or composition of the majority of the board of directors of the Guarantor.

(ii)	BW Group means BW Group Limited, an exempted company limited by shares incorporated under the laws of Bermuda with registered number 39869 and registered address at Washington Mall Phase 2, 4th Floor, Suite 400, 22 Church Street, HM 1189, Hamilton, Pembroke, HM EX, Bermuda.

7.3	Mandatory prepayment – Borrowing Base amounts

(a)	If, at any time, the Outstandings at that time exceed the Borrowing Base (the amount by which the Outstandings exceed the applicable Borrowing Base being a Shortfall), the Lender shall notify the Borrower of the Shortfall and the Borrower shall immediately, but in any case no later than within three Business Days (the Shortfall Remedy Period) from the date on which the Lender notifies the Borrower:

(i)	prepay or repay the amount of the Shortfall notified by the Lender to the Borrower in clause 7.3(a) above from the Loans;

(ii)	make a cash contribution directly to a Collection Account; or

(iii)	deliver a new Borrowing Base Report to the Lender that confirms that such Shortfall no longer exists.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(b)	If, on the last day of the Shortfall Remedy Period, the Lender determines that there is still a Shortfall and if the balance on any Collection Account is positive, the Lender shall transfer (and the Borrower authorises such transfer) such amounts from the Collection Account(s) to be applied in prepayment or repayment of the Loans (for application in accordance with clause 26 (Payment Mechanics)) in order to ensure that thereafter the Shortfall ceases to exist. For the avoidance of doubt, if on the last day of the Shortfall Remedy Period the balance of the Collection Account is equal or more than the Shortfall, such Shortfall shall be deemed to have been remedied.

7.4	Voluntary prepayment of Loans

The Borrower may prepay the whole or any part of a Loan prior to the last date of its Interest Period only if:

(a)	it gives the Lender not less than five Business Days' (or such shorter period as the Lender may agree) prior written notice (which notice shall be irrevocable); and

(b)	the Lender has provided its prior written consent to such prepayment.

7.5	Mandatory prepayment – Borrowing Base

If the Borrower does not comply with any provision of clause 19.5 (Borrowing Base Requirements), clause 20 (Borrowing Base) or clause 22.19 (Accounts):

(a)	the Lender shall promptly notify the Borrower upon becoming aware of that event;

(b)	upon the Lender notifying the Borrower, the Available Amount (as applicable) will be immediately cancelled; and

(c)	the Borrower shall repay each Loan made to it immediately after the Lender has notified the Borrower or by such other date specified by the Lender in the notification (being no earlier than the last day of any applicable grace period permitted by law) and the Available Amount shall be immediately cancelled in the amount repaid.

7.6	Restrictions

Subject to clause 4.4 (Periodic review):

(a)	any notice of cancellation or prepayment given by any Party under this clause 7 (Prepayment and Cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment;

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(b)	any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, if the prepayment is made otherwise than on the last day of the relevant Interest Period, subject to any Break-Funding Costs, without premium or penalty;

(c)	unless a contrary indication appears in this Agreement, any part of the Facility which is prepaid or repaid may be re-borrowed in accordance with the terms of this Agreement;

(d)	the Borrower shall not repay or prepay all or any part of a Loan or cancel all or any part of the Facility Amount except at the times and in the manner expressly provided for in this Agreement;

(e)	no amount of the Facility Amount cancelled under this Agreement may be subsequently reinstated; and

(f)	if all or part of a Loan is repaid or prepaid and is not available for redrawing (other than by operation of clause 4.2 (Further conditions precedent), an amount of the Facility Amount (equal to the amount which is repaid or prepaid) shall, upon the Lender notifying the Borrower, be cancelled on the date of repayment or prepayment.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Section 4

Costs of Utilisation

8	Interest

8.1	Calculation of interest

The rate of interest on each Loan for an Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	Base Rate.

8.2	Payment of interest

The Borrower shall pay accrued interest on each Loan on the last day of each Interest Period.

8.3	Default interest

(a)	If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to clause 8.3(b) below, is two per cent per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Lender (acting reasonably). Any interest accruing under this clause 8.3 shall be immediately payable by the Obligors on demand by the Lender.

(b)	If any overdue amount consists of all or part of a Loan and which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)	the rate of interest applying to the overdue amount during that first Interest Period shall be two per cent per annum higher than the rate which would have applied if the overdue amount had not become due.

(c)	Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

8.4	Notifications

(a)	The Lender shall promptly notify the Borrower of the determination of a rate of interest relating to a Loan.

(b)	This clause 8.4 shall not require the Lender to make any notification to the Borrower on a day which is not a Business Day.

8.5	Break-Funding Costs

(a)	The Borrower shall, within three Business Days of demand by the Lender, pay to the Lender its Break-Funding Costs (if any) attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for a Loan or Unpaid Sum.

(b)	The Lender will inform the Borrower of the accrued interest and any Break-Funding Costs.

9	Interest Periods

9.1	Interest Periods

(a)	The Interest Period for a Loan shall be one month or such other period as may be agreed between the Borrower and the Lender.

(b)	An Interest Period for a Loan shall not extend beyond the Termination Date.

(c)	Each Interest Period for a Loan shall start on the Utilisation Date for that Loan.

(d)	A Loan has one Interest Period only.

9.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10	Changes to the calculation of interest

10.1	Unavailability of Term SOFR

In respect of a Loan with an Interest Period of one month, three months or six months only:

(a)	Interpolated Term SOFR: If Term SOFR is not available for the Interest Period of the relevant Loan, the Base Rate for such Interest Period shall be the Interpolated Term SOFR for a period equal in length to the Interest Period of that Loan.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(b)	Historic Term SOFR: If clause 10.1(a) applies but Interpolated Term SOFR is not available for the Interest Period of the relevant Loan, the Base Rate for such Interest Period shall be Historic Term SOFR for a period equal in length to the Interest Period of that Loan.

(c)	Interpolated Historic Term SOFR: If clause 10.1(b) applies but Historic Term SOFR is not available for the Interest Period of the relevant Loan, the Base Rate for such Interest Period shall be Interpolated Historic Term SOFR for a period equal in length to the Interest Period of that Loan.

(d)	Cost of funds: If clause 10.1(c) applies but Interpolated Historic Term SOFR is not available for the Interest Period of the relevant Loan, there shall be no Base Rate for that Loan and clause 10.4 (Cost of funds) shall apply to that Loan for that Interest Period.

10.2	Unavailability of Term SOFR for Interpolated Rate (Trade Products – Odd)

In respect of a Loan with an Interest Period of less than one month only:

(a)	Historic Term SOFR: if Term SOFR is not available for a period equal in length to one month, the Interpolated Rate (Trade Products – Odd) for the relevant Loan shall be Historic Term SOFR for a period equal in length to one month; and

(b)	Cost of funds: If clause 10.2(a) above applies but Historic Term SOFR is not available for a period equal in length to one month, there shall be no Interpolated Rate (Trade Products – Odd) for that Loan and clause 10.4 (Cost of funds) shall apply to that Loan.

10.3	Market disruption

(a)	Save for when clause 10.1(d) (Unavailability of Term SOFR) or clause 10.2(b) (Unavailability of Term SOFR for Interpolated Rate (Trade Products – Odd)) applies, if a Market Disruption Event occurs or if Overnight SOFR is not available for the calculation of the Interpolated Rate (Trade Products – Odd) for the relevant Loan, then, at the sole discretion of the Lender clause 10.4 (Cost of funds) shall apply to that Loan for the relevant Interest Period.

(b)	For the purposes of clause 10.3(a) (Market disruption), a Market Disruption Event shall be deemed to have occurred when the Lender determines that, for whatever reason, adequate and reasonable means do not exist for ascertaining or fixing the rate of interest applicable to that Loan or the Lender is unable or it is impracticable for the Lender to obtain sufficient deposits in the relevant market to fund any part of that Loan, or the cost to the Lender of obtaining matching deposits in the relevant market is in excess of the Lender’s cost of funding that Loan, or the cost to the Lender of funding that Loan from whatever source it may reasonable select would be in excess of the rate of interest applicable to that Loan, or when any benchmark rate, reference rate or base lending rate or rate of interest (calculated based on the formula or definition of relevant terms stated in this Agreement) is unavailable, zero or negative.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

10.4	Cost of funds

(a)	If this clause 10.4 applies, the Lender’s cost of funding (the Funding Rate) shall apply to the relevant Loan for the relevant Interest Period.

(b)	If this clause 10.4 applies pursuant to clause 10.3 (Market disruption) and the Lender’s Funding Rate is less than the Market Disruption Rate, the cost to the Lender of funding that Loan for that Interest Period shall be deemed, for the purposes of clause 10.4(a) above, to be the Market Disruption Rate.

(c)	For the purposes of clause 10.4(b) above, Market Disruption Rate means the percentage rate per annum which is the Base Rate.

11	Fees

11.1	Upfront fee

The Borrower shall pay to the Lender:

(a)	an upfront fee of US$[REDACTED] (being [REDACTED]per cent flat of the Facility Amount as at the date of this Agreement) on the date of this Agreement; and

(b)	an annual upfront fee of [REDACTED] per cent flat of the Facility Amount (as at the applicable anniversary date) on the first anniversary of the date of this Agreement. On the second anniversary of the date of this Agreement until it is terminated, the Lender and the Borrower shall re-negotiate the upfront fee in good faith, which will in no event be more than [REDACTED] per cent flat of the Facility Amount (as at the applicable anniversary date).

11.2	Handling commission

Subject to clause 4.4 (Periodic review), the Borrower shall pay to the Lender, on the Utilisation Date of each Loan, a handling commission of [REDACTED]per cent flat on the amount of each Loan, subject to the Lender’s minimum standard rates of S$75 Singapore dollars/- (or its equivalent in USD).

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Section 5

Additional Payment Obligations

12	Tax Gross up and Indemnities

12.1	Definitions

(a)	In this Agreement:

Protected Party means the Lender which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document

Tax Credit means a credit against, relief or remission for, or repayment of any Tax

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction

Tax Payment means either the increase in a payment made by an Obligor to the Lender under clause 12.2 (Tax gross-up) or a payment under clause 12.3 (Tax indemnity)

(b)	Unless a contrary indication appears, in this clause 12 (Tax Gross up and Indemnities) a reference to determines or determined means a determination made in the absolute discretion of the person making the determination.

12.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	Each Obligor shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Lender accordingly.

(c)	If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(e)	Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Lender evidence reasonably satisfactory to the Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.3	Tax indemnity

(a)	The Borrower shall (within six Business Days of demand by the Lender) pay to the Protected Party an amount equal to the loss, liability or cost which the Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by the Protected Party in respect of a Finance Document.

(b)	Clause 12.3(a) above shall not apply:

(i)	with respect to any Tax assessed on the Lender:

(A)	under the law of the jurisdiction in which the Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which the Lender is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which the Lender's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by the Lender; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under clause 12.2 (Tax gross-up); or

(B)	relates to a FATCA Deduction required to be made by a Party.

(c)	The Protected Party making, or intending to make a claim under clause 12.3(a) above shall promptly notify the Borrower of the event which will give, or has given, rise to the claim.

12.4	Tax Credit

If an Obligor makes a Tax Payment and the Lender determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	the Lender has obtained and utilised that Tax Credit,

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

the Lender shall pay an amount to that Obligor which the Lender determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by that Obligor.

12.5	Stamp taxes

The Borrower shall pay and, within six Business Days of demand, indemnify each Secured Party against any cost, loss or liability that Secured Party incurs in relation to, all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

12.6	Indirect tax

(a)	All amounts set out or expressed in a Finance Document to be payable by any Party to the Lender shall be deemed to be exclusive of any Indirect Tax. If any Indirect Tax is chargeable on any supply made by the Lender to any Party in connection with a Finance Document, that Party shall pay to the Lender (in addition to and at the same time as paying the consideration) an amount equal to the amount of the Indirect Tax.

(b)	Where a Finance Document requires any Party to reimburse or indemnify the Lender for any costs or expenses, that Party shall also at the same time pay and indemnify the Lender against all Indirect Tax incurred by the Lender in respect of the costs or expenses to the extent that the Lender reasonably determines that it is not entitled to credit or repayment in respect of the Indirect Tax.

12.7	FATCA Information

(a)	Subject to clause 12.7(c) below, each Party shall, within 10 Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)	supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and/or

(iii)	supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(b)	If a Party confirms to another Party pursuant to clause 12.7(a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)	Clause 12.7(a) above shall not oblige the Lender to do anything, and clause 12.7(a)(iii) above shall not oblige any Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)	If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with clause 12.7(a)(i) or 12.7(a)(ii) above (including, for the avoidance of doubt, where clause 12.7(c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

12.8	FATCA Deduction

(a)	Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)	Each Party shall promptly upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of a FATCA Deduction) notify the Party to whom it is making the payment.

13	Increased Costs

13.1	Increased Costs

(a)	Subject to clause 13.3 (Exceptions) the Borrower shall, within six Business Days of a demand by the Lender, pay for the account of the Lender the amount of any Increased Costs incurred by the Lender or any of its Affiliates as a result of which:

(i)	arises as a result of (A) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (B) compliance with any law or regulation in either case made after the date of this Agreement; and/or

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(ii)	is a Basel III Increased Cost.

(b)	In this Agreement Increased Costs means:

(i)	a reduction in the rate of return from the Facility or on the Lender's (or its Affiliate's) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by the Lender or any of its Affiliates to the extent that it is attributable to the Lender having entered into its Facility Amount or funding or performing its obligations under any Finance Document.

13.2	Increased Cost claims

(a)	The Lender intending to make a claim pursuant to clause 13.1 (Increased Costs) shall notify the Borrower of the event giving rise to the claim.

(b)	The Lender shall, as soon as practicable after a demand by the Borrower, provide a certificate confirming the amount of its Increased Costs and the basis of its calculation.

13.3	Exceptions

(a)	Clause 13.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)	attributable to a FATCA Deduction required to be made by a Party;

(iii)	compensated for by clause 12.3 (Tax indemnity) (or would have been compensated for under clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in clause 12.3(b) (Tax indemnity) applied);

(iv)	attributable to the wilful breach by the Lender or its Affiliates of any law or regulation; or

(v)	a Basel II Increased Cost.

(b)	In this clause 13.3 (Exceptions), a reference to a Tax Deduction has the same meaning given to that term in clause 12.1 (Definitions).

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

14	Other Indemnities

14.1	Currency indemnity

(a)	If any sum due from an Obligor under the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within six Business Days of demand, indemnify each Secured Party against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between:

(A)	the rate of exchange used to convert that Sum from the First Currency into the Second Currency; and

(B)	the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2	Other indemnities

(a)	Each Obligor shall, within six Business Days of demand, indemnify each Secured Party against any cost, loss or liability incurred by that Secured Party as a result of:

(i)	the occurrence of any Event of Default;

(ii)	any information produced or approved by an Obligor being or being alleged to be misleading and/or deceptive in any material respect;

(iii)	any enquiry, investigation, subpoena (or similar order) or litigation with respect to an Obligor or with respect to the transactions contemplated or financed under this Agreement;

(iv)	a failure by an Obligor to pay any amount due under a Finance Document on its due date;

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(v)	funding, or making arrangements to fund a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by the Lender alone); or

(vi)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

(b)	Each Obligor shall promptly indemnify the Lender, each Affiliate of the Lender and each officer or employee of the Lender or its Affiliate, against any cost, loss or liability incurred by the Lender or its Affiliate (or officer or employee of the Lender or Affiliate) in connection with or arising out of the use of proceeds under the Facility or Transaction Security being taken over the Security Assets (including but not limited to those incurred in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry concerning the use of proceeds under the Facility), unless such loss or liability is caused by the gross negligence or wilful misconduct of the Lender or its Affiliate (or employee or officer of the Lender or Affiliate). Any Affiliate or any officer or employee of the Lender or its Affiliate may rely on this clause 14.2 (Other indemnities) subject to clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

(c)	Each Obligor shall promptly indemnify the Lender against:

(i)	any cost, loss or liability incurred by the Lender (acting reasonably) as a result of:

(A)	investigating any event which it reasonably believes is a Default;

(B)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(C)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; and

(ii)	any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Lender (otherwise than by reason of the Lender's gross negligence or wilful misconduct) in acting as Lender under the Finance Documents.

(d)	Each Obligor shall promptly indemnify the Lender and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:

(i)	any failure by the Borrower to comply with its obligations under clause 16 (Costs and Expenses);

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(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(iii)	the taking, holding, protection or enforcement of the Transaction Security;

(iv)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Lender and each Receiver and Delegate by the Finance Documents or by law;

(v)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; or

(vi)	acting as Lender, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Security Assets (otherwise, in each case, than by reason of the relevant Lender's, Receiver's or Delegate's gross negligence or wilful misconduct).

(e)	Each Obligor expressly acknowledges and agrees that the continuation of its indemnity obligations under this clause 14.2 (Other Indemnities) will not be prejudiced by any release in accordance with the terms of this Agreement.

15	Mitigation by the Lender

15.1	Mitigation

(a)	The Lender shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of clause 7.1 (Illegality), clause 12 (Tax Gross up and Indemnities) or clause 13 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Clause 15.1(a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

15.2	Limitation of liability

(a)	The Borrower shall promptly indemnify the Lender for all costs and expenses reasonably incurred by the Lender as a result of steps taken by it under clause 15.1 (Mitigation).

(b)	The Lender is not obliged to take any steps under clause 15.1 (Mitigation) if, in the opinion of the Lender (acting reasonably), to do so might be prejudicial to it.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

16	Costs and Expenses

16.1	Transaction expenses

The Borrower shall, within six Business Days of demand, pay the Lender the amount of all documented costs and expenses (including legal fees) reasonably incurred by it (and by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution, registration and perfection of:

(a)	the Transaction Security, this Agreement and any other documents referred to in this Agreement; and

(b)	any other Finance Documents executed after the date of this Agreement.

16.2	Amendment costs

If:

(a)	an Obligor requests an amendment, waiver or consent;

(b)	an amendment is required pursuant to clause 26.7(a) (Change of currency); or

(c)	an amendment is made pursuant to clause 32 (Changes to reference rates),

the Borrower shall, within six Business Days of demand, reimburse the Lender for the amount of all documented costs and expenses (including legal fees) reasonably incurred by the Lender (and by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

16.3	Enforcement costs

The Borrower shall, within six Business Days of demand, pay to each Secured Party the amount of all documented costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document and the Transaction Security and any proceedings instituted by or against the Lender as a consequence of taking or holding the Transaction Security or enforcing these rights.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

16.4	Double counting

For the avoidance of doubt there shall be no double counting between any of the indemnity and/or costs provisions of this Agreement on the one hand and the provisions of any other Finance Document on the other. Accordingly, if a payment is received by way of indemnity or reimbursement of costs by the Lender under any of the Finance Documents which, but for this provision, would also be due under this Agreement, the person making the payment (the payer) shall be relieved, pro tanto, from any obligation to pay a corresponding amount under this Agreement provided that any settlement or discharge between the Lender on the one hand and the payer on the other shall be conditional upon no security or payment (whether by set-off or otherwise) to the Lender in relation to this Agreement or any other Finance Document being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application and, if any such security or payment is so avoided or reduced, the Lender shall be entitled to recover the value or amount of such security or payment from the payer subsequently as if such settlement or discharge had not occurred.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Section 6

Guarantee

17	Guarantee and indemnity

17.1	Guarantee and indemnity

The Guarantor irrevocably and unconditionally:

(a)	guarantees to the Lender punctual performance by the Borrower of all its obligations under the Finance Documents;

(b)	undertakes with the Lender that whenever the Borrower does not pay any amount when due under or in connection with any Finance Document, it shall immediately on demand pay that amount as if it was the principal obligor; and

(c)	agrees with the Lender that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify the Lender immediately on demand against any cost, loss or liability it incurs as a result of the Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under this clause 17 (Guarantee and indemnity) if the amount claimed had been recoverable on the basis of a guarantee.

17.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by the Borrower under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by the Lender in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration, judicial management or otherwise, without limitation, then the liability of the Guarantor under this clause 17 (Guarantee and indemnity) will continue or be reinstated as if the discharge, release or arrangement had not occurred.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

17.4	Waiver of defences

The obligations of the Guarantor under this clause 17 (Guarantee and indemnity) will not be affected by an act, omission, matter or thing which, but for this clause 17 (Guarantee and indemnity), would reduce, release or prejudice any of its obligations under this clause 17 (Guarantee and indemnity) (without limitation and whether or not known to it or the Lender) including:

(a)	any time, waiver or consent granted to, or composition with, the Borrower or other person;

(b)	the release of the Borrower or any other person under the terms of any composition or arrangement with any creditor of the Borrower;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, execute, take up or enforce, any rights against, or security over assets of, the Borrower or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Borrower or any other person;

(e)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

17.5	Immediate recourse

The Guarantor waives any right it may have of first requiring the Lender (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this clause 17 (Guarantee and indemnity). This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

17.6	Appropriations

Until all amounts which may be or become payable by the Borrower under or in connection with the Finance Documents have been irrevocably paid in full, the Lender (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by the Lender (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

(b)	hold in a suspense account any moneys received from the Guarantor or on account of the Guarantor's liability under this clause 17 (Guarantee and indemnity).

17.7	Deferral of Guarantor’s rights

Until all amounts which may be or become payable by the Borrower under or in connection with the Finance Documents have been irrevocably paid in full and unless the Lender otherwise directs, the Guarantor will not exercise or otherwise enjoy the benefit of any right which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this clause 17 (Guarantee and indemnity):

(a)	to be indemnified by the Borrower;

(b)	to claim any contribution from any other guarantor of or provider of security for the Borrower’s obligations under the Finance Documents;

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Lender under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by the Lender;

(d)	to bring legal or other proceedings for an order requiring the Borrower to make any payment, or perform any obligation, in respect of which the Guarantor has given a guarantee, undertaking or indemnity under clause 17.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against the Borrower; and/or

(f)	to claim or prove as a creditor of the Borrower in competition with the Lender.

If the Guarantor shall receive any benefit, payment or distribution in relation to such rights it will promptly pay an equal amount to the Lender for application in accordance with clause 26 (Payment Mechanics). This only applies until all amounts which may be or become payable by the Borrower under or in connection with the Finance Documents have been irrevocably paid in full.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

17.8	Release

Subject to clauses 17.3 (Reinstatement) and 17.9 (Avoidance of payments), in the event that the Facility is terminated or cancelled in accordance with clause 4.4 (Periodic review) and upon irrevocable and unconditional payment of all amounts payable by the Borrower under or in connection with the Finance Documents, the Lender shall, at the request and at the cost (if any) of the Borrower, execute any documents or take any action which may be reasonably necessary to release the Guarantor from its obligations under this clause 17 (Guarantee and indemnity).

17.9	Avoidance of payments

If the Lender reasonably determines that there exists a reasonable possibility of the avoidance or invalidation of any payment or repayment of any obligations of an Obligor under the Finance Documents:

(a)	the Lender shall be entitled not to release the Guarantor from any of its obligations under this clause 17 (Guarantee and indemnity); and

(b)	if so required by the Lender (acting reasonably) each Obligor shall promptly provide the Lender with any evidence (including, if required by the Lender, a solvency report from the auditors of any Obligor in form and substance reasonably satisfactory to the Lender) requested by the Lender in order that it may determine whether or not at such time there exists such a possibility.

17.10	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by the Lender.

17.11	Default interest

No interest of the type referred to at clause 8.3 (Default interest) shall accrue on any amount unpaid by the Guarantor under clause 17.1 (Guarantee and indemnity) in addition to that accrued and accruing on the guaranteed amount.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Section 7

Representations, Undertakings and Events of Default

18	Representations

Each Obligor makes the representations and warranties set out in this clause 18 to the Lender on the date of this Agreement.

18.1	Status

(a)	It is a limited liability corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)	It has the power to own its assets and carry on its business as it is being conducted.

18.2	Binding obligations

Subject to the Legal Reservations:

(a)	the obligations expressed to be assumed by it in each Transaction Document are legal, valid, binding and enforceable obligations; and

(b)	(without limiting the generality of clause 18.2(a) above), each Transaction Security Document creates the security interests which that Transaction Security Document purports to create and those security interests are valid and effective.

18.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents and the granting of the Transaction Security do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its constitutional documents; or

(c)	any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described) under any such agreement or instrument.

18.4	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents and the transactions contemplated by those Transaction Documents.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

18.5	Validity and admissibility in evidence

(a)	All Authorisations and any other acts, conditions or things required or desirable:

(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents;

(ii)	to enable it to create the Security to be created by it pursuant to any Transaction Security Document to which it is a party and to ensure that such Security has the priority and ranking it is expressed to have; and

(iii)	to make the Transaction Documents admissible in evidence in its Relevant Jurisdictions,

have been obtained, effected, done, fulfilled or performed and are in full force and effect.

(b)	All Authorisations necessary for the conduct of the business, trade and ordinary activities of each Obligor have been obtained or effected and are in full force and effect.

18.6	Registration requirements

Except for registration of particulars of the Transaction Security Documents at the Accounting and Corporate Regulatory Authority in Singapore under Section 131 of the Companies Act 1967 of Singapore, it is not necessary to file, register or record any Transaction Document in any public place or elsewhere.

18.7	Governing law and enforcement

(a)	Subject to Legal Reservations, the choice of the law stated to be the governing law of each Transaction Document will be recognised and enforced in its Relevant Jurisdictions.

(b)	Subject to Legal Reservations, any judgment obtained in relation to a Transaction Document in the jurisdiction of the stated governing law of that Transaction Document will be recognised and enforced in its Relevant Jurisdictions.

18.8	Insolvency

No:

(a)	corporate action, legal proceeding or other procedure or step described in clause 23.7 (Insolvency proceedings); or

(b)	creditors' process described in clause 23.8 (Creditors' process),

has been taken or, to the knowledge of either Obligor, threatened in relation to an Obligor and none of the circumstances described in clause 23.6 (Insolvency) applies to an Obligor.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

18.9	Deduction of Tax

It is not required to make any Tax Deduction (as defined in clause 12.1 (Definitions)) from any payment it may make under any Finance Document to the Lender.

18.10	No filing or stamp taxes

Except for registration fees associated with the registration of the Transaction Security Documents in accordance with clause 18.6 (Registration requirements), it is not necessary under the laws of its Relevant Jurisdictions that the Transaction Documents be filed, recorded or enrolled with any court or other authority in those jurisdictions or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Transaction Documents or the transactions contemplated by the Transaction Documents.

18.11	No default

(a)	No Event of Default and, on the date of this Agreement, no Default is continuing or might reasonably be expected to result from the making of any Loan or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)	No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which might have a Material Adverse Effect.

18.12	No misleading information

(a)	Any factual information provided by it to the Lender under or in connection with the Finance Documents was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated and all written information supplied by it to the Lender under or in connection with the Finance Documents is true, complete and accurate in all material respects as at the date it was given and is not misleading in any material respect.

(b)	Any financial projections provided by or on behalf of it for the purposes of the Finance Documents have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(c)	Nothing has occurred or been omitted from any information provided by it to the Lender under or in connection with the Finance Documents and no information has been given by it or withheld under or in connection with the Finance Documents that results in the information provided being untrue or misleading in any material respect.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

18.13	Financial statements

(a)	Its Original Financial Statements were prepared in accordance with GAAP consistently applied.

(b)	Its Original Financial Statements fairly present its financial condition as at the end of the relevant financial year and its results of operations during the relevant financial year.

(c)	The budgets and forecasts supplied under or in connection with this Agreement were arrived at after careful consideration and have been prepared in good faith on the basis of recent historical information and on the basis of assumptions which were reasonable as at the date they were prepared and supplied.

(d)	There has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the Group, in the case of the Guarantor) since the date of the most recent financial statements delivered pursuant to clause 19.1 (Financial statements).

18.14	Pari passu ranking

(a)	Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

(b)	Subject to the requirements specified in clause 18.6 (Registration requirements), each Transaction Security Document creates (or, once entered into, will create) in favour of the Lender the Security which it is expressed to create with the ranking and priority it is expressed to have.

18.15	No proceedings

(a)	No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect has or have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.

(b)	No judgment or order of a court, arbitral body or agency which might reasonably be expected to have a Material Adverse Effect has (to the best of its knowledge and belief (having made due and careful enquiry)) been made against it or any of its Subsidiaries.

18.16	No breach of laws

It has not (and none of its Subsidiaries has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

18.17	Environmental laws

(a)	Each Obligor is in compliance with clause 22.12 (Environmental compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect.

(b)	No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against any Obligor where that claim has or is reasonably likely, if determined against that Obligor, to have a Material Adverse Effect.

(c)	No Obligor has been convicted for violations of any Environmental Laws.

18.18	Taxation

(a)	It is not (and none of its Subsidiaries is) materially overdue in the filing of any Tax returns and it is not (and none of its Subsidiaries is) overdue in the payment of any amount in respect of Tax.

(b)	No claims or investigations are being, or are reasonably likely to be, made or conducted against it (or any of its Subsidiaries) with respect to Taxes.

(c)	It is resident for Tax purposes only in the jurisdiction of its incorporation.

18.19	Anti-corruption law and Anti-Terrorism Law

(a)	Each Obligor has conducted its business in compliance with applicable Anti-Corruption Laws and has instituted and maintains policies and procedures designed to promote and achieve compliance with such laws.

(b)	Each Obligor has conducted its business in compliance with applicable Anti-Terrorism Laws and no director, officer or Affiliate of it or any of its Subsidiaries has, to its knowledge, failed to comply with any applicable Anti-Terrorism Laws.

(c)	No Obligor or any of its Subsidiaries has undertaken any Corrupt Practice.

18.20	No money laundering

In relation to the borrowing by the Borrower of any Loan, the performance and discharge of the Obligors’ obligations and liabilities under the Finance Documents and the transactions and other arrangements effected or contemplated by this Agreement and the Finance Documents, the Obligors are acting for their own account and the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure which has been implemented by any relevant regulatory authority or otherwise to combat money laundering.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

18.21	Security and Financial Indebtedness

(a)	No Security or Quasi-Security exists over:

(i)	all or any of the Security Assets or any of the Borrower’s other assets in connection with the Pools (including any Contract and any Pool Agreement); or

(ii)	all or any of the other assets of the Borrower securing indebtedness entered into in connection with the Hafnia LR1 Pool Agreement and the Hafnia LR2 Pool Agreement other than as permitted by this Agreement.

(b)	No Security or Quasi-Security exists over all or any of the present or future assets of the Guarantor in breach of clause 21 (Financial Covenants).

(c)	The Borrower has no Financial Indebtedness outstanding entered into by it for the purpose of financing its working capital purposes in the normal course of its business operations, including in connection with the Pools, other than as permitted by this Agreement.

(d)	The Guarantor has no Financial Indebtedness outstanding in breach of clause 21 (Financial Covenants).

18.22	Ranking

The Transaction Security has or will have first ranking priority and it is not subject to any prior ranking or pari passu ranking Security.

18.23	Good title to assets

It has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

18.24	Legal and beneficial ownership

The Borrower is the sole legal and beneficial owner of the respective assets over which it purports to grant Security free from any claims, third party rights or competing interests other than Security permitted under clause 22.3(c) (Negative pledge).

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

18.25	Sanctions

Neither Obligor, nor to the best of each Obligor’s knowledge (i) any Affiliates, directors, officers, employees or agents of either, nor (ii) with respect to paragraph (a) below, any Buyer or Pool Participant:

(a)	is a Restricted Party;

(b)	is in breach of or has breached Sanctions;

(c)	is subject to or involved in any complaint, claim, proceeding, formal notice, and to its knowledge, investigation or other action by any Sanctions Authority concerning any Sanctions;

(d)	is conducting or engaged in (or has conducted or been engaged in), directly or indirectly, any transaction, conduct, trade, business or other activity that could result in its violation of any Sanctions;

(e)	is an entity or individual subject of any Sanctions;

(f)	is incorporated, domiciled, resident or situated in a jurisdiction subject of any Sanctions, or is owned or controlled by, or acting on behalf of, a person who is subject of any Sanctions or incorporated, domiciled, resident or situated in a jurisdiction subject of any Sanctions; or

(g)	has received notice of, or is otherwise aware of, any claim, action, suit, proceeding or investigation against it (or any other member of the Group) or any of its (or their) or any Relevant Person with respect to any Sanctions.

18.26	Eligible Receivables and Accounts

(a)	The Borrower is not aware that an Insolvency Event has occurred in relation to it or any Eligible Buyer;

(b)	each Reported Eligible Receivable is an Eligible Receivable;

(c)	in respect of any Reported Eligible Receivable, the Borrower is not aware of any reason that the Eligible Buyer will not pay, for any reason (such as a dispute between the Borrower and the Eligible Buyer, whether or not connected with the relevant Reported Eligible Receivable) on or before the Cut-Off Date, an amount at least equal to the Borrowing Base Amount of Receivable relating to that Reported Eligible Receivable;

(d)	all the information that the Borrower has provided to the Lender relevant to any Reported Eligible Receivable (whether in the relevant Borrowing Base Report or any document provided in connection with that Borrowing Base Report or otherwise) is and remains true and complete in all material respects, and no information was absent that results in the information provided being untrue or misleading in any material respect;

(e)	neither the Reported Eligible Receivable, nor the underlying transaction to which the Reported Eligible Receivable relates, will have been derived from or related to any activity of the Borrower or, to the best of the Borrower’s knowledge, of any Buyer, that is restricted under Anti-Money Laundering Laws;

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(f)	no Pool Participant has any right or title to any Reported Eligible Receivable or any Account and the Borrower has the sole legal and beneficial rights and title to each Reported Eligible Receivable and each Account and can validly enter into, exercise its rights and comply with its obligations under the Transaction Documents and grant and perfect the Transaction Security envisaged under the Finance Documents without requiring the consent of any Pool Participant or any Eligible Buyer (including for the purposes of granting the Security over the Accounts created pursuant to the Debenture and assigning by way of security all rights in and title to any Reported Eligible Receivable or under any Contract, Pool Agreement or invoice to the Lender and/or enforcing all rights in the Accounts and all rights under any Contract, Pool Agreement, invoice or Reported Eligible Receivable against the relevant Eligible Buyer or, as the case may be, Pool Participant and/or disclosing any information in relation to any Reported Eligible Receivable, any Contract or any Pool Agreement to the Lender); and

(g)	no fraud has been committed in respect of any Reported Eligible Receivable or Transaction Document relevant to any Reported Eligible Receivable, by the Borrower or, to the best of the Borrower’s knowledge, an Eligible Buyer or a Pool Participant.

18.27	No adverse consequences

(a)	It is not necessary under the laws of its Relevant Jurisdictions:

(i)	in order to enable the Lender to enforce its rights under any Finance Document; or

(ii)	by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document,

that the Lender should be licensed, qualified or otherwise entitled to carry on business in any of its Relevant Jurisdictions.

(b)	The Lender is not or will not be deemed to be resident, domiciled or carrying on business in its Relevant Jurisdictions by reason only of the execution, performance and/or enforcement of any Finance Document.

18.28	Insurances

(a)	Each Obligor maintains:

(i)	insurances on and in relation to its business and assets with reputable independent underwriters or insurance companies and to the extent usually insured against by prudent companies or as otherwise consistent with good industry practice; and

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(ii)	insurances required by applicable law or pursuant to any Contract or Pool Agreement.

(b)	So far as it is aware, no event or circumstance has occurred and there has been no failure to disclose a fact which would entitle any insurer to materially reduce or avoid its liability under any such insurances.

(c)	Each Obligor is in compliance with its obligations under each contract of insurance in all material respects.

(d)	All insurance premiums which are due and payable pursuant to all and any insurances that it maintains have been paid in full and, so far as it is aware, there are no circumstances which would be reasonably likely to lead to any such insurances being revoked, vitiated or not renewed in the ordinary course.

18.29	Contracts

(a)	The Borrower has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, each Contract which gives rise to any Reported Eligible Receivable and the transactions contemplated by those Contracts, and possesses all technical and financial means required by the Borrower for the performance of the transactions contemplated by those Contracts.

(b)	Each Contract which gives rise to any Reported Eligible Receivable is in full force and effect and any condition precedent to its coming into force was satisfied by the date on which such condition precedent was due to be satisfied under the terms of that Contract and the payment obligations of the Eligible Buyer under that Contract are legal, valid, binding and enforceable obligations and do not and will not conflict with any applicable law or regulation.

(c)	Each Contract which gives rise to any Reported Eligible Receivable is an Eligible Contract.

(d)	No party to a Contract which gives rise to any Reported Eligible Receivable is in breach of any payment, delivery or other material obligation thereunder or has repudiated or done or caused to be done any act or thing evidencing an intention to repudiate that Contract.

(e)	The Borrower has not received or given any notification (written or otherwise) of a failure or inability by any party to a Contract which gives rise to any Reported Eligible Receivable to comply with its obligations thereunder.

(f)	No event or circumstance has occurred that gives rise or might reasonably be expected to give rise to a right to terminate early, suspend performance under, repudiate or cancel any Contract which gives rise to any Reported Eligible Receivable.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(g)	There are no claims, liabilities or obligations in existence between the Borrower and a counterparty relating to any Contract which gives rise to any Reported Eligible Receivable or any other person that are or might reasonably be expected to be materially detrimental to the rights of any Secured Party under that Contract or the Finance Documents.

(h)	The Borrower has entered into each Contract which gives rise to any Reported Eligible Receivable on arm's length terms.

(i)	The Borrower may disclose to the Lender, its Affiliates and each of their professional advisors all information relating to any Contract without the consent or approval of any other person other than any consent or approval which has been obtained for such purposes.

18.30	Pool Agreements

(a)	The Borrower has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, each Pool Agreement and the transactions contemplated by those Pool Agreements, and possesses all technical and financial means required by the Borrower for the performance of the transactions contemplated by those Pool Agreements.

(b)	Each Pool Agreement is in full force and effect and any condition precedent to its coming into force was satisfied or, subject to the Lender’s prior consent, waived by the date on which such condition precedent was due to be satisfied under the terms of that Pool Agreement and the payment obligations under that Pool Agreement are legal, valid, binding and enforceable obligations and do not and will not conflict with any applicable law or regulation.

(c)	No party to a Pool Agreement is in breach of any payment, delivery or other material obligation thereunder or has repudiated or done or caused to be done any act or thing evidencing an intention to repudiate that Pool Agreement.

(d)	The Borrower has not received or given any notification (written or otherwise) of a failure or inability by any party to a Pool Agreement to comply with its obligations thereunder.

(e)	No event or circumstance has occurred that gives rise or might reasonably be expected to give rise to a right to terminate early, suspend performance under, repudiate or cancel any Pool Agreement.

(f)	There are no claims, liabilities or obligations in existence between the Borrower and a counterparty relating to any Pool Agreement or any other person that are or might reasonably be expected to be materially detrimental to the rights of any Secured Party under that Pool Agreement or the Finance Documents.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(g)	The Borrower has entered into each Pool Agreement on arm's length terms.

(h)	The Borrower may disclose to the Lender, its Affiliates and each of their professional advisors all information relating to any Pool Agreement without the consent or approval of any other person other than any consent or approval which has been obtained for such purposes.

18.31	Borrowing Base Report

(a)	All factual information included in each Borrowing Base Report delivered pursuant to clause 20 (Borrowing Base) is accurate and complete in all material respects and nothing has occurred and the Borrower is not aware of any omissions which would make any information untrue or misleading in any material respect.

(b)	Each Borrowing Base Report delivered pursuant to clause 20 (Borrowing Base) has been provided following careful consideration and has been prepared in good faith and with due care on the basis of most recent information and on the basis of assumptions which were reasonable as at the date they were prepared and supplied.

18.32	Immunity

Neither it nor any of its assets is entitled to immunity from suit, execution, attachment or other legal process and in any proceedings taken in Singapore in relation to the Finance Documents, it will not be entitled to claim immunity for itself or any of its assets arising from suit, execution or other legal process.

18.33	Authorised signatories

Any person specified as its authorised signatory is authorised to sign Utilisation Requests and other notices on its behalf.

18.34	Material Adverse Effect

No event or circumstance has occurred in respect of any Obligor which has or is reasonably likely to have a Material Adverse Effect.

18.35	Collection Accounts

Each Pool Bank Account (as defined in each relevant Pool Agreement) is a Collection Account.

18.36	Repetition

The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of each Utilisation Request, the first day of each Interest Period and on the date of each Borrowing Base Report.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

19	Information Undertakings

The undertakings in this clause 19 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or the Facility Amount is in force.

19.1	Financial statements

Each Obligor shall supply to the Lender:

(a)	as soon as the same become available, but in any event within 180 days after the end of each of its financial years, in respect of the Guarantor, its audited consolidated financial statements for that financial year, and, in respect of the Borrower, its audited financial statements for that financial year; and

(b)	as soon as the same become available, but in any event within 90 days after the end of each half of each of its financial years, in respect of the Guarantor, its unaudited consolidated financial statements for that financial half year, and, in respect of the Borrower, its unaudited financial statements for that financial half year; and

(c)	as soon as the same become available, but in any event within 90 days after the end of each half of each of the financial years of the Borrower, the unaudited financial statements of each of the accounts of each Pool.

19.2	Compliance Certificate

(a)	The Guarantor shall supply to the Lender, with each set of financial statements delivered pursuant to clauses 19.1(a) or 19.1(b) (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with clause 21 (Financial Covenants) as at the date at which those financial statements were drawn up.

(b)	Each Compliance Certificate shall be signed by any one director or authorised signatory of the Guarantor.

19.3	Requirements as to financial statements

(a)	Each set of financial statements delivered by an Obligor pursuant to clause 19.1 (Financial statements) shall be certified by a director of the relevant company as fairly presenting its financial condition as at the date as at which those financial statements were drawn up.

(b)	The Borrower shall procure that each set of financial statements delivered pursuant to clause 19.1 (Financial statements) is prepared using GAAP.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

19.4	Information: miscellaneous

(a)	Each Obligor shall supply to the Lender:

(i)	all documents dispatched by that Obligor to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

(ii)	promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any Obligor, and which, if adversely determined, are reasonably likely to have a Material Adverse Effect;

(iii)	promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral body or agency which is made against any Obligor and which is reasonably likely to have a Material Adverse Effect;

(iv)	promptly upon becoming aware of any change of ownership or control in respect of the Borrower;

(v)	as soon as practicable but no later than seven Business Days following a request by the Lender, such further information regarding the financial condition, business and operations of any Obligor as the Lender may reasonably request, except to the extent that disclosure of such information will breach any law, regulation, stock exchange requirement or listing rule;

(vi)	promptly upon becoming aware of them, the details of any inquiry, claim, action, suit, proceeding or investigation pursuant to Sanctions by any Sanctions Authority against it, any of its direct or indirect owners, Subsidiaries, any of their joint ventures or any of their respective directors, officers, employees, agents or representatives, as well as information on what steps are being taken with regards to answer or oppose such (to the extent the Borrower is aware of such steps);

(vii)	any copies of documents held by any Obligor reasonably requested by the Lender in relation to any Finance Document, promptly and no later than three Business Days following the date of a request from the Lender;

(viii)	any original document held by any Obligor requested by the Lender in relation to any Finance Document, promptly and no later than 15 Business Days following the date of a request from the Lender; and

(ix)	promptly, notice of any change in such Obligor’s authorised signatories, signed by a director or company secretary of such Obligor accompanied by specimen signatures of any new authorised signatories.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(b)	The Borrower shall supply to the Lender:

(i)	immediately upon becoming aware of the same, details of any breach by any party of its obligations or any default under any Contract or Pool Agreement, or of any material claim the principal amount of which exceeds US$750,000 (or its equivalent in another currency or currencies) made (or threatened), force majeure event, termination event or notice of any force majeure event, termination event or any material claim the principal amount of which exceeds US$750,000 (or its equivalent in another currency or currencies) under any Contract or Pool Agreement and of any progress or resolution in relation to such breach, claim, default, force majeure event, termination event or claim;

(ii)	if the Borrower shall seek relief from performance of its obligations under any Contract, Pool Agreement or any Reported Eligible Receivable under any force majeure provision, any information in relation to the relevant force majeure event;

(iii)	as soon as reasonably practicable but no later than seven Business Days following a request by the Lender, such invoices, inspection reports and any other document or evidence in relation to the Borrowing Base as the Lender may reasonably request;

(iv)	as soon as reasonably practicable but no later than seven Business Days following a request by the Lender, a copy of any Contract or Pool Agreement entered into by the Borrower (or any amendment to it); and

(v)	promptly, such information as the Lender may reasonably require about the Security Assets and compliance of the Borrower with the terms of any Transaction Security Documents.

19.5	Borrowing Base Requirements

The Borrower shall deliver to the Lender a Borrowing Base Report in accordance with clause 20 (Borrowing Base).

19.6	Year-end

Each Obligor shall procure that the end of each annual accounting period of each Obligor falls on 31 December.

19.7	Notification of default

(a)	Each Obligor shall notify the Lender of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless it is aware that a notification has already been provided by another Obligor).

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(b)	Promptly upon a request by the Lender, the Borrower shall supply to the Lender a certificate signed by any one director or authorised signatory certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

19.8	Direct electronic delivery by Borrower

Each Obligor may satisfy its obligation under this Agreement to deliver any information in relation to the Lender by delivering that information directly to the Lender in accordance with clause 28.5 (Electronic communication) to the extent the Lender agrees to this method of delivery.

19.9	"Know your customer" checks

Each Obligor shall promptly upon the request of the Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Lender (for itself or on behalf of any prospective new lender) in order for the Lender or any prospective new lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

20	Borrowing Base

20.1	Definitions

For the purposes of this clause 20:

Advance Rate means, in relation to any Eligible Receivables and subject to clause 20.2(b) (Calculation of the Borrowing Base), the percentage of the Face Value specified in clause 20.2 (Calculation of the Borrowing Base)

Assessment Date means:

(a)	in respect of any Accrued Income, the date on which the freight voyage relating to such Accrued Income has first commenced;

(b)	in respect of any Freight Income, the date of completion of voyage for the Face Value of that Freight Income has been issued to the relevant Eligible Buyer; and

(c)	in respect of any Demurrage Income, the date of completion of voyage for the Face Value of that Demurrage Income has been issued to the relevant Eligible Buyer

Borrowing Base has the meaning given to that term in clause 20.2 (Calculation of the Borrowing Base)

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Borrowing Base Calculation Date means:

(a)	the 7th, 14th, 21st, and 28th of each month (or if this is not a Business Day, the immediately following Business Day);

(b)	each Business Day during a Shortfall Remedy Period; and

(c)	each other Business Day as may be agreed from time to time in writing between the Borrower and the Lender

Borrowing Base Report means a report signed by one authorised signatory of the Borrower submitted to the Lender in accordance with this clause 20 containing details of each Eligible Buyer, duly completed by the Borrower in the form set out in Schedule 5 (Form of Borrowing Base Report) which shall:

(a)	list which Receivables (whether included in the Borrowing Base or not) constitute:

(i)	Accrued Income;

(ii)	Freight Income; and

(iii)	Demurrage Income;

(b)	list, broken down as to amount and identity of counterparty and the amount of all Receivables in relation thereto, and ensuring there is no set-off or double counting of Receivables; and

(c)	confirm such other business or financial information in relation to the Borrower or the operation of the Pool as the Lender shall reasonably require from time to time.

Buyer means each person who purchases transportation services from the Borrower under a Contract

Eligibility Criteria means, in relation to any Contract, that:

(a)	the counterparty to that contract is an Eligible Buyer;

(b)	is entered into by the Borrower as disponent owner;

(c)	relates to a Vessel;

(d)	it provides for all amounts payable under it to the Borrower to be:

(i)	paid in USD;

(ii)	paid directly to a Collection Account (and any amendment to such Collection Account being subject to the Lender’s prior written consent); and

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(iii)	(other than in relation to any Demurrage Income arising under that Contract) made without any withholding, counterclaim, deduction or set-off whatsoever (save to the extent expressly permitted under the terms of that contract as specifically approved by the Lender);

(e)	such Contract is:

(i)	subject to valid, first ranking Transaction Security, free from any claims, rights of set off and counterclaim (other than rights of set off and counterclaim in relation to any Demurrage Income arising under that Contract), third party rights or competing interests and in respect of which all perfection requirements have been met (or will be met in accordance with the terms of the Transaction Security Documents);

(ii)	not subject to a known dispute or outstanding breach or other circumstance which might entitle the relevant Eligible Buyer to terminate or cancel that Contract and/or the Receivable payable under it;

(f)	such Contract is valid and enforceable;

(g)	such Contract is capable of being freely assigned and perfected without any further consent of the relevant counterparty under that Contract or any Pool Participant under any Pool Agreement or, where such consent is required, this has been or will be obtained and presented to the Lender prior to such Contract becoming subject to the Transaction Security;

(h)	the terms of such Contract and any Pool Agreement are freely disclosable to the Lender, its potential assignees, transferees and sub-participants, its Affiliates and each of their professional advisors (or any required consent has been obtained for such purposes);

(i)	such Contract is expressed to be governed by English law or the law of another jurisdiction acceptable to the Lender;

(j)	such Contract provides for disputes to be submitted to arbitration in or to the courts of England or another jurisdiction acceptable to the Lender; and

(k)	such Contract is on arm's length terms and for full market value

Eligible Buyer means a Buyer identified in a Borrowing Base Report which is approved by the Lender as an “Eligible Buyer” from time to time (in its absolute discretion), provided that the Lender may, at any time, notify the Borrower that a Buyer ceases to be an Eligible Buyer in accordance with clause 20.5 (Eligible Buyers)

Eligible Contract means a Contract which satisfies the Eligibility Criteria

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Eligible Receivable means any Receivable which:

(a)	is legally and beneficially owned in its entirety by the Borrower and is not subject to any Security or other encumbrance of any type (other than the Transaction Security);

(b)	is not subject to any financing arrangements other than in connection with the Finance Documents;

(c)	is governed by English law or the law of another jurisdiction acceptable to the Lender;

(d)	is denominated in USD and owed to the Borrower under an Eligible Contract;

(e)	constitutes an unconditional, legal, valid, enforceable and binding obligation of the relevant Eligible Buyer to pay its Face Value by the relevant payment due date relating to that Receivable;

(f)	does not provide for payment terms exceeding (each such payments terms, the Cut-Off Date):

(i)	in relation to an Accrued Income, 45 days after the relevant Assessment Date;

(ii)	in relation to a Freight Income, 25 days after the relevant Assessment Date; and

(iii)	in relation to a Demurrage Income, 180 days after the relevant Assessment Date;

(g)	has not been extended, rescheduled, reduced, restructured, refinanced, re-aged or has otherwise had its original due date for payment delayed or amended;

(h)	has not been subject to any Dilution which exceeds the difference between the Face Value of that Receivable and the respective Borrowing Base Amount of Receivable and there has not arisen any set-off, counterclaim or deduction in respect of such Reported Eligible Receivable (other than a Demurrage Receivable);

(i)	is subject to valid, first ranking Transaction Security, free from any claims, rights of set off and counterclaim, third party rights or competing interests and in respect of which all perfection requirements have been met or will be met in accordance with the terms of the Transaction Security Documents;

(j)	has not been sold or disposed of (or whose proceeds have not been sold or disposed of) by the Borrower;

(k)	in respect of:

(i)	any Demurrage Income or Freight Income is evidenced or to be evidenced by an invoice for the full Face Value of such Receivable, which invoice has been issued to the relevant Eligible Buyer on or before the date of the relevant Borrowing Base Report into which such Receivable has been included;

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(ii)	any Accrued Income:

(A)	relates to a voyage which has begun prior to the date of the relevant Borrowing Base Report into which such Receivable has been included with all goods required to be delivered by the Borrower under the relevant Contract having been loaded on the relevant Vessel and the only obligations of the Borrower under that Contract remaining for such goods to be discharged in connection with such Accrued Income such discharge being the completion of such voyage;

(B)	is, or with effect from the date of the relevant Borrowing Base Report into which such Receivable has been included, will be supported by a partially completed voyage as evidenced or to be evidenced by a recap;

(C)	will, upon the commencement of the associated voyage, constitute an unconditional, legal, valid and binding obligation of the relevant Eligible Buyer to pay its Face Value by its payment due date relating to that Receivable following completion of the associated voyage; and

(D)	is valid and freely assignable (or any consent or condition to its assignment pursuant to the Transaction Security Documents, including any perfection of such assignment, has been obtained or satisfied on or before its inclusion into the Borrowing Base Report);

(l)	is not and does not represent (directly or indirectly) the property, interest in property, economic resource or similar of any person, including any Vessel, which is currently the subject or target of Sanctions or is in breach of any Sanctions; and

(m)	has not been derived from or related to any activity of the Borrower or, to the best of the Borrower’s knowledge, of any Buyer, that is restricted under Anti-Money Laundering Laws.

Face Value means, in relation to a Receivable, the total amount shown or to be shown, as the case may be, on the invoice (or in the case of any Accrued Income on the recap) that evidences or will evidence that Receivable as being the amount due from the relevant Buyer

Receivable means any present or future debt owed by a Buyer to the Borrower, pursuant to a Contract, evidenced or to be evidenced by an invoice or a recap, which debt shall include any obligation of that Buyer to pay default or other interest, to pay any other finance charges or to satisfy other liabilities under that Contract and which shall include any rights against such Buyer under the relevant Contract in connection with such debt and any services to which such debt relates to and all proceeds of such debt

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

20.2	Calculation of the Borrowing Base

(a)	Subject to clause 20.2(b) below, the Borrowing Base shall be calculated as the aggregate (calculated in USD) of:

(i)	70 per cent of the Face Value of Accrued Income(being Eligible Receivables);

(ii)	90 per cent of the Face Value of Freight Income (being Eligible Receivables); and

(iii)	50 per cent of the Face Value of Demurrage Income (being Eligible Receivables),

(with each resulting amount calculated as outlined in clauses 20.2(a) –20.2(c) above in relation to each Receivable, the Borrowing Base Amount of Receivable) (the Borrowing Base).

(b)	Unless otherwise agreed by the Lender, the calculation of the Borrowing Base shall be subject to the following:

(i)	the Borrowing Base Amount of Receivables from members of a Single Group shall not account for more than 30 per cent of the total value of the Facility Amount;

(ii)	the Face Value of Demurrage Income (being Eligible Receivables) from members of a Single Group shall not account for more than 25 per cent of USD50,000,000; and

(iii)	50 per cent of the Face Value of Demurrage Income (being Eligible Receivables) shall not account for more than USD50,000,000 of the Borrowing Base.

(c)	For the purposes of clause 20.2(b) above, Single Group means the ultimate holding company and its Subsidiaries from time to time of a charterer as referred to in a Pool Agreement or Contract.

20.3	Borrowing Base Report

(a)	The Borrower shall supply to the Lender on each Borrowing Base Calculation Date a duly completed Borrowing Base Report which shall be based on data as of the date which is no less than two Business Days prior to the Borrowing Base Calculation Date, in form and substance satisfactory to the Lender:

(b)	Each Borrowing Base Report shall be certified by a duly authorised signatory of the Borrower or any other person acceptable to the Lender, certifying the information supplied in that Borrowing Base Report as being true and accurate in all material respects.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(c)	If in the opinion of the Lender a Borrowing Base Report is incorrect in any respect or the Lender requires additional information to review the Borrowing Base Report then the Lender may:

(i)	notify the Borrower;

(ii)	request supporting information in relation to any aspect of the Borrowing Base Report that it requires, following which the Borrower shall provide such supporting information promptly and in any event not later than two Business Days following delivery of such request or such longer period agreed between the Borrower and the Lender;

(iii)	request access to the records of the Borrower to verify any aspect of the Borrowing Base Report; and/or

(iv)	if the information and/or records provided pursuant to this clause do not provide sufficient information in order to satisfy the Lender that the calculations set out in the relevant Borrowing Base Report are correct or the Borrower has not corrected the Borrowing Base Report for any perceived inaccuracies, amend the calculation of the Borrowing Base, and, the calculation of the Borrowing Base as amended pursuant to clause 20.3(c)(iv) above shall take effect as the then applicable Borrowing Base.

(d)	If a Default has occurred and is continuing the Borrower shall provide a Borrowing Base Report on each date notified to it by the Lender.

20.4	Audit of the Borrowing Base

Until the Termination Date, the Borrower will during regular business hours as reasonably requested by the Lender permit the Lender and/or its respective agents or representatives (including independent accountants) to conduct an audit:

(a)	no more than two times a calendar year on a date agreed by the Borrower (acting reasonably); or

(b)	at any time (and as often as the Lender considers necessary or desirable) following the occurrence of any event or circumstance which in the reasonable opinion of the Lender has or is reasonably likely to have a Material Adverse Effect, as soon as reasonably practicable after the request of the Lender; or

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(c)	at any time (and as often as the Lender considers necessary or desirable) following the occurrence of an Insolvency Event occurring in respect of any Obligor, as soon as reasonably practicable after the request of the Lender, of the Borrower’s accounting records, financial statements, correspondence and such other documents relating to the Borrower, any Eligible Buyer, any Pool Participant, Reported Eligible Receivable, Contract, Pool Agreement, Pool, Pool Participant and/or any Vessel, in each case, as the Lender may reasonably require except to the extent that disclosure of such information will breach any law, regulation, stock exchange requirement, listing rule or contractual obligation. Such audits shall include procedures to reasonably satisfy the Lender as to the accuracy of the information delivered from time to time by the Borrower to the Lender, the existence of the Reported Eligible Receivables, the Borrower's compliance with the Transaction Documents, the compliance of such Reported Eligible Receivables with the representations, warranties and covenants provided in connection with such Reported Eligible Receivables and the applicable Eligible Buyer in the Transaction Documents and evidence as to their performance. For the purposes of such audits, the Borrower will permit the Lender and/or its respective agents (or representatives (including independent accountants) to:

(i)	examine and make copies of and abstracts from all books, records, documents (including, without limitation, computer tapes, disks and other forms of media storage) and collection systems in the possession or under its control relating to the Reported Eligible Receivables and the associated Contracts and invoices; and

(ii)	to visit its offices and properties for the purpose of examining such materials described above and to discuss matters relating to the Reported Eligible Receivables or its performance under this Agreement with any of its officers or employees having knowledge of such matters.

The properly incurred fees, costs and expenses of the Lender and its agents and representatives as approved in advance by the Borrower (such approval not to be unreasonably withheld or delayed) including any independent public accountant in connection with such audits, examinations, reports and visits shall be borne by the Borrower and paid within 10 Business Days of written demand from the Lender and the Borrower shall effect such steps as such audits, examinations, reports or visits have concluded it should take.

20.5	Eligible Buyers

The Lender may at any time, in its absolute discretion, approve any Buyer as an Eligible Buyer or replace, remove or disapprove any Buyer as an Eligible Buyer and such determination shall be effective from the date specified by the Lender as the effective date for such determination (notwithstanding that the Borrower may only be notified of such determination after its effective date).

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

21	Financial Covenants

The Guarantor undertakes that this clause 21 will be complied with for so long as any amount is outstanding under the Finance Documents or the Facility Amount is in force.

21.1	Financial definitions

In this clause 21:

Adjusted Equity means the total equity presented in the Guarantor’s most recent consolidated financial statements provided to the Lender pursuant to clause 19.1 (Financial statements) by adjusting the vessels’ book values (being the aggregate of vessels, vessels under construction (to the extent paid for by any member of the Group) and periodic maintenance reserves) to their current market values

Cash means, at any time:

(a)	cash in hand legally and beneficially owned by a member of the Group; and

(b)	cash deposits legally and beneficially owned by a member of the Group and which are deposited with (i) the Lender or (iii) any other deposit taking institution having a rating of at least A from Standard & Poor’s Ratings Group or A3 from Moody’s Investors Service or A from Fitch Ratings (each, an Acceptable Bank), which in each case:

(i)	is free from any Security, other than pursuant to the Transaction Security Documents;

(ii)	is at the free and unrestricted disposal of the relevant member of the Group by which it is owned; and

(iii)	in the case of cash in hand or cash deposits held by a member of the Group other than the Guarantor, is (in the opinion of the Lender, upon such documents and evidence as the Lender may reasonably require the Guarantor to provide in order to form the basis of such opinion) capable or, upon the occurrence of an Event of Default, would become capable of being paid without restriction to the Guarantor within five Business Days of its request or demand therefore either by way of a dividend or by way of a repayment of principal (or the payment of interest thereon) in respect of an intercompany loan from the Guarantor to that member of the Group

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Cash Equivalents means, at any time:

(a)	certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank (as defined under Cash);

(b)	any investment in marketable debt obligations issued or guaranteed by the government of the United States of America or any member state of the European Economic Area having a rating of at least AA from Standard & Poor’s Ratings Group or AA2 from Moody’s Investors Service or AA from Fitch Ratings, or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(c)	commercial paper not convertible or exchangeable to any other security:

(i)	for which a recognized trading market exists;

(ii)	issued by an issuer incorporated in the United States of America or any member state of the European Economic Area;

(iii)	which matures within one year after the relevant date of calculation; and

(iv)	which has a credit rating of at least A-1 or higher by Standard & Poor’s Ratings Group or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(d)	any investment in money market funds which (i) have a credit rating of either A-1 or higher by Standard & Poor’s Ratings Group or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited, (ii) which invest substantially all their assets in securities of the types described in paragraphs (a) to (c) above and (iii) can be turned into cash on not more than five days’ notice; or

(e)	any other debt security approved by the Lender,

in each case, to which any member of the Group is alone (or together with other members of the Group) beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security (other than under the Transaction Security Documents)

Credit Lines means any available credit lines of each member of the Group with a remaining tenor of at least six months held with reputable international banks

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Current Liabilities means, on any day, all liabilities of the Guarantor and its Subsidiaries on a consolidated basis which would, in accordance with GAAP consistently applied, be classified as current liabilities on that day

Liabilities means, on any day, an amount equal to the aggregate of the Current Liabilities and the Long Term Liabilities

Long Term Liabilities means, on any day, all liabilities of the Guarantor and its Subsidiaries on a consolidated basis which would, in accordance with GAAP consistently applied, be classified as long term liabilities on that day (excluding for these purposes “deferred taxes” (as such term is used in accordance with GAAP))

Minimum Liquidity means, on any day, the aggregate Cash and Cash Equivalents of each member of the Group and any available Credit Lines on a consolidated basis

21.2	Financial covenants

The Guarantor shall ensure that:

(a)	Adjusted Equity ratio: On a consolidated basis, the Adjusted Equity shall at all times be no less than 25 per cent of the sum of the Liabilities and Adjusted Equity;

(b)	Minimum Adjusted Equity: On a consolidated basis, the Adjusted Equity on the last day of any fiscal half-year shall at all times be no less than USD350,000,000; and

(c)	Minimum Liquidity: On a consolidated basis, the Minimum Liquidity shall at all times be equal to or greater than USD60,000,000 of which USD30,000,000 may consist of Credit Lines.

21.3	Financial testing

The financial covenants set out in clause 21.2 (Financial covenants) shall be calculated in accordance with GAAP in force as at the date of this Agreement and tested as of 30 June and 31 December of each financial year of the Guarantor and by reference to each of the financial statements delivered in respect of the Guarantor pursuant to clause 19.1 (Financial statements) and/or each Compliance Certificate delivered pursuant to clause 19.2 (Compliance Certificate).

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

22	General Undertakings

The undertakings in this clause 22 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or the Facility Amount is in force.

22.1	Authorisations

(a)	Each Obligor shall promptly:

(i)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(ii)	supply to the Lender certified copies of any Authorisation required under any law or regulation of a Relevant Jurisdiction to:

(A)	enable it to perform its obligations under the Transaction Documents to which it is a party;

(B)	ensure the legality, validity, enforceability or admissibility in evidence of any Transaction Document to which it is a party; and

(C)	carry on its business.

(b)	Each Obligor shall promptly make the registrations and comply with the other requirements specified in clause 18.6 (Registration requirements).

22.2	Compliance with laws

Each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Transaction Documents.

22.3	Negative pledge

In this clause 22.3, Quasi-Security means an arrangement or transaction described in clause 22.3(b) below.

(a)	The Borrower shall not create or permit to subsist any Security over any of its Security Assets or any of its other assets in connection with the Pools (including any Contract and any Pool Agreement).

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(b)	In respect of its Security Assets, the Borrower shall not:

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re acquired by the Borrower;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Clauses 22.3(a) and 22.3(b) above do not apply to any Security or (as the case may be) Quasi-Security entered into pursuant to any Finance Document.

(d)	The Borrower shall not create or permit to subsist any Security or Quasi-Security securing indebtedness entered into in connection with the Hafnia LR1 Pool Agreement and the Hafnia LR2 Pool Agreement other than any Security or Quasi-Security securing indebtedness entered into in connection with such agreements the principal amount of which does not exceed USD250,000,000 (or its equivalent in another currency or currencies), provided that any such Security or Quasi-Security is not in respect of any Security Assets or any assets in connection with the Pools (including any Contract and any Pool Agreement).

(e)	The Borrower shall give the Lender not less than five Business Days' prior written notice of the creation or substance of any Security or Quasi-Security.

22.4	Disposals

Unless permitted by and made in accordance with the terms of this Agreement, the Borrower shall not, enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any Security Asset or any of its other assets in connection with the Pools (including any Contract and any Pool Agreement).

22.5	Arm's length basis

No Obligor shall enter into any transaction with any person except on arm's length terms and for full market value.

22.6	Loans or credit

(a)	The Borrower shall not be a creditor in respect of any Financial Indebtedness.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(b)	Clause 22.6(a) above does not apply to any Financial Indebtedness provided by the Borrower as creditor:

(i)	in its capacity as Pool Manager (as such term is defined in the Pool Agreements) to a Pool Participant under any Pool Agreement provided that such Financial Indebtedness is subject to Transaction Security;

(ii)	to a pool participant with whom the Borrower has entered into a pool agreement pursuant to which the pool participant agrees to enter vessels owned or chartered in by such pool participant into a pool of vessels which vessels are commercially employed or managed by the Borrower (other than a Pool Participant under any Pool Agreement which is covered by clause 22.6(b)(i) above), for the purpose of financing such pool participant’s working capital purposes in the normal course of its business operations; and

(iii)	to any of the Borrower’s Affiliates (other than a Pool Participant under any Pool Agreement which is covered by clause 22.6(b)(i) above) for the purpose of financing the normal course of such Affiliate’s business operations, provided that, in each case:

(A)	no Default has occurred or would result from providing such Financial Indebtedness; and

(B)	such Financial Indebtedness does not result in a breach of clause 3 (Purpose) or of any other provision of this Agreement.

22.7	No guarantees or indemnities

(a)	The Borrower, in its capacity as pool manager, shall not incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

(b)	Without prejudice to clause 22.7(a) above, the Borrower, in any capacity (other than its capacity as pool manager which is covered under clause 22.7(a) above), shall not incur or allow to remain outstanding any guarantee in respect of any obligation of any person if a Default has occurred or would result from providing such guarantee.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

22.8	Dividends and share redemption

On and at any time after the occurrence of a Default which is continuing (or if a Default may occur as a result therefrom), no Obligor shall:

(a)	declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(b)	repay or distribute any dividend or share premium reserve;

(c)	pay or allow any Obligor to pay any management, advisory or other fee to or to the order of any of the shareholders of an Obligor; or

(d)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so.

22.9	Financial Indebtedness

(a)	The Borrower shall not incur or allow to remain outstanding any Financial Indebtedness entered into by it for the purpose of financing its working capital purposes in the normal course of its business operations, including in connection with the Pools.

(b)	Clause 22.9(a) above does not apply to:

(i)	any Financial Indebtedness incurred pursuant to any Finance Documents; and

(ii)	any Financial Indebtedness incurred, provided that:

(A)	the aggregate principal amount of such Financial Indebtedness incurred in connection with the Hafnia LR1 Pool Agreement and the Hafnia LR2 Pool Agreement does not exceed US$250,000,000 (or its equivalent in another currency or currencies);

(B)	such Financial Indebtedness is not in connection with the Pool Agreements; and

(C)	no Default has occurred or would result from incurring such Financial Indebtedness.

(c)	The Borrower shall give the Lender not less than five Business Days' prior written notice of the incurrence of any Financial Indebtedness.

(d)	Notwithstanding clause 22.9(b) above, the Borrower shall not procure any double-financing, and in particular it shall not request or accept any financing from any financial institution other than the Lender using the same invoices, bills, warehouse receipts and/or underlying documents which have been submitted to the Lender in relation to any Loan.

(e)	The Guarantor shall not incur or allow to remain outstanding any Financial Indebtedness in breach of clause 21 (Financial Covenants).

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

22.10	Merger

No Obligor shall enter into any amalgamation, demerger, merger or corporate reconstruction except a merger where the Borrower has demonstrated to the satisfaction of the Lender that:

(a)	the Borrower is and will be the surviving entity of that merger and the Borrower retains all of its business and assets;

(b)	such merger is on a solvent basis;

(c)	no Change of Control and no Default has occurred at the time of the merger or would reasonably be expected to result from such merger;

(d)	such merger would not reasonably be expected to have a Material Adverse Effect;

(e)	following such merger:

(i)	the Borrower remains liable for its obligations under the Finance Documents and the Lender has the same rights and remedies against (or in respect of) the Borrower under the Finance Documents; and

(ii)	the Security conferred or intended to be conferred on the Lender by or pursuant to the Transaction Security Documents continues to be effective;

(f)	the Lender has been given a 30 Business Days’ prior notice by the Borrower of such merger; and

(g)	the Borrower has provided to the Lender, promptly upon request and in any event before the completion of such merger, any Authorisation, documentation, opinion, assurance and other evidence which the Lender (acting reasonably) considers to be necessary or desirable in connection with such merger (and in particular in order for the Lender to conduct all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct).

22.11	Change of business

Each Obligor shall procure that no substantial change is made to the general nature of the business of an Obligor from that carried on at the date of this Agreement.

22.12	Environmental compliance

Each Obligor shall:

(a)	comply with all Environmental Laws;

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(b)	obtain, maintain and ensure compliance with all requisite Environmental Permits;

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law; and

(d)	take all reasonable steps in anticipation of known or expected future changes to or obligations under all Environmental Laws and Environmental Permits.

22.13	Environmental Claims

Each Obligor shall, promptly upon becoming aware of the same, inform the Lender in writing of:

(a)	any non-compliance with any provision under clause 22.12 (Environmental compliance).

(b)	any Environmental Claim against any Obligor which is current, pending or threatened; and

(c)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any Obligor,

where the claim, if determined against that Obligor, has or is reasonably likely to have a Material Adverse Effect.

22.14	Anti-Corruption Laws, Anti-Money Laundering Laws and Anti-Terrorism Laws

(a)	No Obligor will directly or indirectly use the proceeds of the Facility for any purpose which would breach any Anti-Corruption Law, Anti-Money Laundering Law or Anti-Terrorism Law.

(b)	No Obligor shall take any Corrupt Practice.

(c)	Each Obligor shall conduct its businesses in compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Anti-Terrorism Laws, and maintain policies and procedures designed to promote and achieve compliance with the applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Anti-Terrorism Laws.

(d)	No Obligor will directly or indirectly use the proceeds of the Facility for any purpose which would breach the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977, the Prevention of Corruption Act (Cap. 241) of Singapore or other similar legislation in other jurisdictions and applicable to it.

22.15	Taxation

(a)	Each Obligor shall pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(ii)	adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Lender under clause 19.1 (Financial statements); and

(iii)	such payment can be lawfully withheld.

(b)	No Obligor may change its residence for Tax purposes.

22.16	Insurance

Each Obligor shall maintain:

(a)	insurances on and in relation to its business and assets with reputable underwriters or insurance companies and to the extent usually insured against by prudent companies located in the same or a similar location and carrying on a similar business; and

(b)	insurances required by applicable law or pursuant to any Contract and Pool Agreement.

22.17	Contracts and Pool Agreements

(a)	The Borrower shall:

(i)	comply in all material respects with its obligations under each Contract and Pool Agreement in the manner and at the times required in that Contract or Pool Agreement (as relevant);

(ii)	use reasonable efforts to procure that each Buyer duly complies in all material respects with its payment and other material obligations under that Contract in the manner and at the times required in that Contract (and in accordance with the directions of the Lender from time to time given pursuant to the terms of the Finance Documents); and

(iii)	use reasonable efforts to procure that each Pool Participant duly complies in all material respects with its payment and other material obligations under that Pool Agreement in the manner and at the times required in that Pool Agreement (and in accordance with the directions of the Lender from time to time given pursuant to the terms of the Finance Documents);

(iv)	not take or omit to take any action that might result in:

(A)	any default on any of its payment, delivery and other material obligations under a Contract or Pool Agreement;

(B)	any right to terminate a Contract becoming exercisable by the Buyer;

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(C)	any counterclaim or right of set off arising under a Contract other than any set-off under a Contract that occurs prior to an Event of Default that is continuing, and in the ordinary course of trading as part of the settlement of final invoices for deliveries made thereunder; or

(D)	any counterclaim or right of set off arising under a Pool Agreement other than any set-off under a Pool Agreement that occurs prior to an Event of Default that is continuing, and in the ordinary course of business.

(b)	Subject to any provision of the Transaction Documents to the contrary, the Borrower shall diligently pursue any remedies available to it in respect of any breach or claim arising in relation to each Contract and Pool Agreement.

(c)	The Borrower shall not permit, consent or otherwise agree to the transfer or assignment by any counterparty to a Contract or Pool Agreement of all or any of its obligations.

(d)	The Borrower shall ensure that each Contract and Pool Agreement does not contain any restrictions or prohibitions on assignment or other grant of Security over its rights under that Pool Agreement or any Contract, unless such restrictions or prohibitions have been expressly and irrevocably waived.

22.18	Amendments

(a)	Subject to clause 22.19(b) below, the Borrower shall not without the prior written consent of the Lender:

(i)	amend, vary, novate, supplement, supersede, waive, give notice to terminate or cancel or terminate or cancel any term of a Contract, Pool Agreement or any Reported Eligible Receivable;

(ii)	knowingly consent to any act or decision that would constitute a material breach of any Contract, Pool Agreement or any Reported Eligible Receivable or otherwise adversely affect any rights of the Lender thereunder or in relation thereto;

(iii)	make, or agree to the cancellation, suspension, rescission, repudiation or other termination of any Contract, Pool Agreement or any Reported Eligible Receivable; or

(iv)	seek relief from performance of its obligations under any Contract, Pool Agreement or any Reported Eligible Receivable, whether under any time limit for claims or any other provision (other than a force majeure provision).

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(b)	Without prejudice to clause 22.18(a) above and, subject to the terms of this Agreement, the Borrower may agree to any amendment, modification, waiver, variation, supplementation, supersession, novation, suspension, rescission, repudiation, cancellation, or termination or other relief to:

(i)	the extent that that amendment, waiver, variation, supplementation, supersession, novation, suspension, rescission, repudiation, cancellation, or termination or other relief would not reasonably be expected to have a Material Adverse Effect on the interests of the Lender;

(ii)	replace or extend the term of any Contract, Pool Agreement or any Reported Eligible Receivable on terms not materially less favourable to the Borrower; or

(iii)	the operational, technical or administrative provisions of any Contract or Pool Agreement or any Reported Eligible Receivable so long as, in relation to any Contract or any Reported Eligible Receivable, there is no change to the payment terms, bank account details, any pricing, valuation or expenses or any other provision or item referred to or listed in the definition of “Eligibility Criteria”, “Eligible Buyer”, “Eligible Contract” or “Eligible Receivables”.

22.19	Accounts

(a)	The Borrower shall have sole signing rights on each Account.

(b)	The Borrower shall at all times:

(i)	ensure that each Account is at all times subject to fully perfected Transaction Security; and

(ii)	ensure that the Accounts remain free from any Security or Quasi-Security other than Transaction Security and any Security in favour of the relevant account bank under its general terms and conditions.

(c)	The Borrower shall issue irrevocable payment instructions to each counterparty to a Contract to pay all proceeds under each Contract to its relevant Collection Account.

(d)	The Borrower shall use its reasonable efforts to ensure that each counterparty to a Contract complies with the irrevocable payment instructions referred to in 22.19(c) above.

(e)	The Borrower shall ensure that each Pool Bank Account (as defined in each relevant Pool Agreement) is a Collection Account.

(f)	(i) On and at any time after the occurrence of a Default which is continuing, the Borrower shall ensure that, or (ii) during any other time, the Borrower shall use its best efforts to ensure that, any proceeds and other amounts received by it under or in respect of any Eligible Receivable into any bank account other than a Collection Account are paid, not later than on the third Business Day following receipt, directly and solely into a Collection Account and, pending such payment, shall hold the same on trust for the Lender.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(g)	The Borrower irrevocably authorises the Lender to apply amounts credited to any Collection Account to meet the Borrower’s payment obligations under the Finance Documents and the Borrower may itself withdraw amounts from any Collection Account at any time to pay amounts due and payable under the Finance Documents (in each case, in accordance with clause 26.1 (Payments to the Lender)).

(h)	To the extent that (i) the Lender has received (and is able to retain) payment in full of all amounts due and payable under the Finance Documents, (ii) no Shortfall has occurred or would occur and (iii) no Default is continuing, any surplus of funds standing to the credit of a Collection Account as of each Borrowing Base Calculation Date (if any) shall be paid by the Lender to the corresponding Operating Account (and the Borrower irrevocably and unconditionally authorises the Lender acting in any capacity, including as Account Bank, to debit such Collection Account and credit such Operating Account) as soon as practicable following such Borrowing Base Calculation Date, and no later than the second Business Day following such Borrowing Base Calculation Date.

(i)	The Borrower may not, without the prior written consent of the Lender, withdraw any amount from or allow any amount to be debited from a Collection Account otherwise than in accordance with this clause 22.19.

22.20	Pari passu ranking

Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of the Lender against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

22.21	Further assurance

(a)	Each Obligor shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Lender may reasonably specify (and in such form as the Lender may reasonably require in favour of the Lender or its nominee(s)):

(i)	to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents or for the exercise of any rights, powers and remedies of the Lender provided by or pursuant to the Finance Documents or by law; and/or

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(ii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

(b)	Each Obligor shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Lender by or pursuant to the Finance Documents.

22.22	Specific Undertakings

The Borrower shall:

(a)	maintain, retain and implement administrative and operating procedures to retain and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Reported Eligible Receivables or in order to comply with applicable laws and regulations, and provide the Lender with access to or copies of such records and documentation promptly on reasonable request;

(b)	refrain from any action which might in any way prejudice or limit the Lender's rights under or in respect of any Reported Eligible Receivable;

(c)	promptly provide the Lender with any information that the Lender reasonably requests in relation to any Reported Eligible Receivable or any Buyer;

(d)	promptly upon becoming aware, to notify the Lender if:

(i)	any of the Borrower’s representations about the Reported Eligible Receivable becomes untrue in any material respect; or

(ii)	any Reported Eligible Receivable is or becomes subject to any breach of Sanctions, or if there is any nexus or other connection to a Restricted Party in breach of Sanctions or a jurisdiction subject to Sanctions, or if the Borrower or any Buyer, or any director, officer or employee of the Borrower or any Buyer, is or becomes a Restricted Party which would in the case of a Buyer, result in the Borrower being in breach of Sanctions;

(e)	not amend the instructions given to any Buyer in accordance with the Finance Documents or give any other instructions that are inconsistent with any terms of the Finance Documents; and

(f)	procure that any written invoice issued in respect of any Reported Eligible Receivable notifies the relevant Eligible Buyer in writing that such Reported Eligible Receivable and all its proceeds and any rights under the relevant Contract have been assigned (by way of security) by the Borrower to the Lender.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

22.23	Sanctions

Each Obligor shall (and shall ensure that each other member of the Group will):

(a)	comply (and shall procure that each other Relevant Person shall comply) in all respects with all applicable Sanctions; and

(b)	not conduct or engage in, directly or indirectly, any transaction, conduct, trade, business or other activity that could result in its violation of any Sanctions;

(c)	not directly or indirectly use, or permit or authorise any other person to directly or indirectly use, all or any part of the proceeds of any Loan:

(i)	for the purpose of (directly or indirectly) financing, or making funds available for or to, any transaction, conduct, trade, business or other activity which violates any Sanctions;

(ii)	for the purpose of (directly or indirectly) financing, or contributing or making funds available for or to, any jurisdiction or any person subject of any Sanctions; or

(iii)	in any other manner which could result in any person (including the Lender or any other person participating in or facilitating the offering of any Utilisation, whether as underwriter, adviser or otherwise) being in breach of any Sanctions or becoming subject of any Sanctions.

22.24	Listing

The Guarantor shall at all times during the Availability Period maintain the listing of its shares on a stock exchange on which it is presently listed (or any other stock exchange acceptable to the Lender with its prior written consent) and shall not do or omit to do anything, which could result in the trading of its shares being suspended for any period (other than where such shares are moving to another stock exchange permitted in accordance with this clause).

23	Events of Default

Each of the events or circumstances set out in clause 23 is an Event of Default (save for clause 23.21 (Acceleration)).

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

23.1	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by an administrative or technical error; and

(b)	payment is made within three Business Days of its due date.

23.2	Financial covenants and other obligations

(a)	Any requirement of clause 21 (Financial Covenants) is not satisfied save that no Event of Default shall be deemed to have occurred if any breach of a financial covenant as at its semi-annual test date has been remedied prior to the Compliance Certificate notifying of the relevant breach being provided to the Lender in accordance with clause 19.2 (Compliance Certificate).

(b)	The Borrower does not comply with any provision of any Transaction Security Document.

23.3	Other obligations

(a)	An Obligor does not comply with any provision of the Finance Documents (other than those referred to in clause 23.1 (Non-payment), clause 23.2 (Financial covenants and other obligations) or clause 23.19 (Shortfall)).

(b)	No Event of Default under clause 23.3(a) above will occur if the failure to comply is capable of remedy and is remedied within five Business Days:

of the earlier of:

(i)	the Lender giving notice to the relevant Obligor; and

(ii)	the relevant Obligor becoming aware of the failure to comply.

23.4	Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of an Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

23.5	Cross default

(a)	Any Financial Indebtedness of any Obligor is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(c)	Any commitment for any Financial Indebtedness of any Obligor is cancelled or suspended by a creditor of any Obligor as a result of an event of default (however described).

(d)	Any creditor of any Obligor becomes entitled to declare any Financial Indebtedness of any Obligor due and payable prior to its specified maturity as a result of an event of default (however described).

(e)	No Event of Default will occur under this clause 23.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within Clauses 23.5(a) to 23.5(d) is less than US$30,000,000 (or its equivalent in any other currency or currencies).

23.6	Insolvency

(a)       Any Obligor:

(i)	is or is presumed or deemed to be unable or admits inability to pay its debts as they fall due;

(ii)	suspends making payments on any of its debts; or

(iii)	by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding the Lender in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any Obligor is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of any indebtedness of any Obligor.

23.7	Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor other than a solvent liquidation or reorganisation of the Guarantor;

(b)	a composition, compromise, assignment or arrangement with any creditor of any Obligor;

(c)	the appointment of a liquidator (other than in respect of a solvent liquidation of the Guarantor), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Obligor or any of its assets; or

(d)	enforcement of any Security over any assets of any Obligor,

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

or any analogous procedure or step is taken in any jurisdiction.

This clause 23.7 shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 30 days of commencement.

23.8	Creditors' process

Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of an Obligor and is not discharged within 30 days.

23.9	Unlawfulness and invalidity

(a)	It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective.

(b)	Any obligation or obligations of an Obligor under any Finance Documents are not or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lender under the Finance Documents.

(c)	Any Finance Document ceases to be in full force and effect or any Transaction Security ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than the Lender) to be ineffective.

(d)	The ranking or priority of the security interest created by any Transaction Security Document is adversely affected.

23.10	Repudiation and rescission of agreements

Any Finance Document ceases for any reason (or is claimed by an Obligor not) to be the legal and valid obligations of any Obligor, binding upon it accordance with its terms, or any Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document or any Transaction Security.

23.11	Cessation of business

Any Obligor suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business.

23.12	Audit qualification

The auditors of the Group qualify the audited annual financial statements of the Borrower or the audited annual consolidated financial statements of the Guarantor in any way whatsoever considered by the Lender (acting reasonably) to be material and (within 30 days following the receipt by the Lender of the relevant accounts and notification to the Borrower that such qualification is deemed by the Lender to be material) the Borrower or the Group, as applicable, fails either (i) to demonstrate to the Lender that the qualification is of a technical nature only which has no substantive adverse implications for the credit standing of that member of the Group, or (ii) to agree with the Lender a methodology for satisfying the Lender that the qualification has no substantive adverse implications for the credit standing of that member of the Group.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

23.13	Litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened, or any judgment or order of a court, arbitral body or agency is made, in relation to the Finance Documents or the transactions contemplated in the Finance Documents or against any Obligor or any of its assets which have or are reasonably likely to have a Material Adverse Effect.

23.14	Expropriation

The authority or ability of any Obligor to conduct its business is materially limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, compulsory acquisition, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any Obligor or any of its assets or the shares in that Obligor (including without limitation the displacement of all or part of the management of any Obligor).

23.15	Contracts and Pool Agreements

Any Contract or Pool Agreement is amended, varied or waived in a way that, in the opinion of the Lender, is likely to have a material adverse effect on the ability of the Borrower to perform its obligations under any Finance Document.

23.16	Accounts

Unless with the prior written consent of the Lender, any Account is closed or requested to be closed (other than in accordance with the terms of this Agreement).

23.17	Security

(a)	Any Transaction Security Document is not in full force and effect or does not create in favour of the Lender the Security which it is expressed to create with the ranking and priority it is expressed to have.

(b)	Any Transaction Security Document is declared null and void by a Governmental Agency of competent jurisdiction, or any such Governmental Agency or an Obligor contests the validity, perfection or priority of the security granted pursuant to any Transaction Security Document.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

23.18	Material adverse change

Any event or circumstance occurs which the Lender reasonably believes has or is reasonably likely to have a Material Adverse Effect.

23.19	Shortfall

On the last day of a Shortfall Remedy Period the Lender determines that there is still a Shortfall and (a) the balance on any Collection Account is not positive, or (b) following a transfer from the Collection Account(s) to be applied in prepayment or repayment of the Loan referred to in clause 7.3(b) (Mandatory prepayment – Borrowing Base amounts), the Shortfall is not remedied.

23.20	Declared company

An Obligor is declared by the Minister for Finance of Singapore to be a company to which Part 9 of the Companies Act 1967 of Singapore applies.

23.21	Acceleration

On and at any time after the occurrence of an Event of Default the Lender may:

(a)	by notice to the Borrower:

(i)	cancel the Available Amount at which time such Available Amount shall immediately be cancelled and the Facility shall immediately cease to be available for immediate Loan;

(ii)	declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

(iii)	declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Lender; and/or

(b)	exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Section 8

Changes to Parties

24	Changes to the Parties

24.1	Assignments and transfers by the Lender

(a)	The Lender may at any time (whether in whole or in part):

(i)	assign any of its rights;

(ii)	transfer by novation any of its rights and obligations; or

(iii)	participate or sub-participate any of its rights and obligations,

under this Agreement and/or under any other Finance Document to any Affiliate or another branch of the Lender or any other bank or financial institution or a trust, fund, investor or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets.

(b)	The consent of the Obligors is required for a transfer or assignment by the Lender under the Finance Documents, unless the assignment or transfer is (i) to an Affiliate or another branch of the Lender or (ii) made at any time on or after the occurrence of a Default.

(c)	The consent of the Obligors to a transfer or assignment must not be unreasonably withheld or delayed. The Obligors will be deemed to have given their consent three Business Days after the Lender has requested it unless consent is expressly refused by an Obligor within that time.

(d)	Each Obligor shall promptly do all such acts or execute all such documents (including any agreements, notices or acknowledgements) as the Lender may reasonably specify (and in such form as the Lender may reasonably require) to facilitate transfer by the Lender of its rights and/or obligations under this Agreement, including by way of novation.

(e)	If the Lender assigns any of its rights, benefits and obligations hereunder all references in this Agreement to the Lender shall be construed as a reference to the Lender and its assignee or assignees to the extent of their respective interests.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

24.2	Security over Lender's rights

In addition to the other rights provided to the Lender under this clause 24, the Lender may, without consulting with or obtaining consent from the Obligors, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of the Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)	any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by the Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)	release the Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the Lender under the Finance Documents.

24.3	Assignments and transfers by Obligors

Each Obligor may not assign or otherwise transfer its rights, benefits or obligations or any of them hereunder.

24.4	Costs

Notwithstanding any other term of this Agreement and without prejudice to clause 2.3 (Accordion Exercise), the Lender and/or its assignee(s) shall be responsible for any fees, costs and expenses (including legal fees) incurred by the Parties in connection with this clause 24 (Changes to the Parties).

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Section 9

Application of Proceeds

25	Application of Proceeds

25.1	Order of application

Subject to clause 25.2 (Prospective liabilities), all amounts from time to time received or recovered by the Lender pursuant to the terms of any Finance Document or in connection with the realisation or enforcement of all or any part of the Transaction Security (for the purposes of this clause 25, the Recoveries) shall be held by the Lender to apply them at any time as the Lender (in its discretion) sees fit, to the extent permitted by applicable law and subject to the provisions of this clause 25), in the following order:

(a)	in payment of all costs and expenses incurred by the Lender in connection with any realisation or enforcement of the Transaction Security; and

(b)	in payment to the Lender in accordance with this Agreement.

25.2	Prospective liabilities

Following acceleration or enforcement of any of the Transaction Security the Lender may, in its discretion, hold any amount of the Recoveries in suspense or impersonal account(s) in the name of the Lender with such financial institution (including itself) and for so long as the Lender shall think fit (the interest being credited to the relevant account) for later application under clause 25.1 in respect of:

(a)	any sum to the Lender; and

(b)	any part of the Secured Obligations,

that the Lender reasonably considers, in each case, might become due or owing at any time in the future.

25.3	Investment of proceeds

Except as otherwise provided in any Transaction Security Document, the Lender may:

(a)	invest any Recoveries in its name or under its control in any investments which may be selected by the Lender; or

(b)	place any Recoveries on deposit in its name or under its control at any bank or institution (including itself) and on such terms as the Lender may agree,

pending the application from time to time of those moneys in the Lender's discretion in accordance with the provisions of this clause 25.3.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

25.4	Currency recoveries

(a)	The Lender may convert any moneys received or recovered by it from one currency to another, at a market rate of exchange.

(b)	The obligations of an Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

25.5	Permitted deductions

The Lender shall be entitled, in its discretion:

(a)	to set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement; and

(b)	to pay all Taxes which may be assessed against it in respect of any of the assets subject to the Transaction Security, or as a consequence of performing its duties, or by virtue of its capacity as Lender under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

25.6	Delegation by the Lender

(a)	Each of the Lender, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

(b)	That delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Lender or that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties.

(c)	No Lender or Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of, any such delegate or sub-delegate unless such damages, costs or losses were directly caused by the Lender’s gross negligence or wilful misconduct.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Section 10

Administration

26	Payment Mechanics

26.1	Payments to the Lender

(a)	On each date on which an Obligor is required to make a payment under a Finance Document that Obligor shall make the same available to the Lender (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Lender as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency and with such bank as the Lender, in each case, specifies.

(c)	Without prejudice to the obligations of the Obligors under the Finance Documents, the Lender may at any time apply any credit balance (whether or not it is then due) to which the Borrower is at any time beneficially entitled on any Account in (or towards) satisfaction of any unpaid sum then due and payable by an Obligor to the Lender under the Finance Documents regardless of the place of payment, booking branch or currency of either obligation. If such balances are in different currencies, the Lender may convert either balance at its Spot Rate for the purpose of the set-off.

(d)	The Borrower irrevocably and unconditionally authorises the Lender to debit any Account or any other bank account held in the Borrower's name with the Lender; and/or instruct any Affiliate of the Lender (each a Deposit Bank) to debit any Account or any other bank account held in the Borrower's name with that Deposit Bank, for any amount due by the Borrower to the Lender under any Finance Document, and following receipt of such instructions (a copy of which the Lender shall provide to the Borrower) that Deposit Bank shall promptly debit the relevant account(s) for the amount instructed and pay such amount to the Lender (without any reference to or further authority from the Borrower or any other person and without any enquiry as to the justification for the instruction or the validity of the same), and the Lender shall apply such monies towards payment of any amount due to the Lender from the Borrower under the Finance Documents. Each Deposit Bank is authorised to disclose any information in relation to any such account(s) to the Lender at the Lender’s request.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

26.2	Partial payments

(a)	If the Lender receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Lender shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(ii)	secondly, in or towards payment of any principal due but unpaid under this Agreement; and

(iii)	thirdly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Lender may vary the order set out in clause 26.2(a)(i) to 26.2(a)(iii) above.

(c)	Clauses 26.2(a) and 26.2(b) above will override any appropriation made by the Borrower.

26.3	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

26.4	Distributions to Obligors

The Lender may (with the consent of an Obligor or in accordance with clause 27 (Set-Off)) apply any amount payable by it to such Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from such Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

26.5	Business Days

(a)	Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

26.6	Currency of account

(a)	Subject to clauses 26.6(b) to 26.6(e) below, USD is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	Each repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than USD shall be paid in that other currency.

26.7	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Lender (after consultation with the Borrower); and

(ii)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Lender (acting reasonably).

(b)	If a change in any currency of a country occurs, this Agreement will, to the extent the Lender (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the relevant market and otherwise to reflect the change in currency.

27	Set-Off

The Lender may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by the Lender) against any matured obligation owed by the Lender to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

28	Notices

28.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by letter.

28.2	Addresses

The address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Borrower, that identified with its name below;

(b)	in the case of the Guarantor, that identified with its name below; and

(c)	in the case of the Lender, that identified with its name below,

or any substitute address or department or officer as the Party may notify to the Lender (or the Lender may notify to the other Parties, if a change is made by the Lender) by not less than five Business Days' notice.

28.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address and, if a particular department or officer is specified as part of its address details provided under clause 28.2 (Addresses), if addressed to that department or officer.

(b)	Any communication or document to be made or delivered to the Lender will be effective only when actually received by the Lender and then only if it is expressly marked for the attention of the department or officer identified with the Lender’s signature below (or any substitute department or officer as the Lender shall specify for this purpose).

(c)	Any communication or document which becomes effective, in accordance with clauses 28.3(a) to 28.3(b) above, after 5:00 pm in the place of receipt shall be deemed only to become effective on the following day.

28.4	Notification of address

Promptly upon changing its address, the Lender shall notify the Obligors.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

28.5	Electronic communication

(a)	Any communication or document to be made or delivered by one Party to another under or in connection with the Finance Documents may be made or delivered by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days' notice;

(b)	Any such electronic communication or delivery as specified in clause 28.3(a) above to be made between an Obligor and the Lender may only be made in that way to the extent that the relevant Obligor and the Lender agree that, unless and until notified to the contrary, this is to be an accepted form of communication or delivery;

(c)	Any such electronic communication or document as specified in clause 28.3(a) above made between or delivered by one Party to another will be effective only when actually received (or made available) in readable form and in the case of any electronic communication or document made or delivered by a Party to the Lender only if it is addressed in such a manner as the Lender shall specify for this purpose;

(d)	Any electronic communication or document which becomes effective, in accordance with (c) above, after 5:00pm in the place in which the Party to whom the relevant communication or document is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day; and

(e)	Any reference in a Finance Document to a communication being sent or received or a document being delivered shall be construed to include that communication or document being made available in accordance with this clause 28.6.

28.6	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Lender, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

28.7	Email Indemnity

In the event that any Obligor issues or purports to issue any communication via electronic communications (including, but not limited to, any Utilisation Request), the Lender may (but shall not be obliged to) act upon such communication and, in so doing, the Lender shall not in any way be liable for any losses, costs, charges or expenses whatsoever, legal and otherwise, which such Obligor may sustain, suffer or incur in consequence thereof, and such Obligor undertakes to indemnify and keep indemnified the Lender in full against any losses, costs, charges or expenses whatsoever, legal and otherwise, which the Lender may sustain, suffer or incur in consequence thereof.

29	Calculations and Certificates

29.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by the Lender are prima facie evidence of the matters to which they relate.

29.2	Certificates and determinations

Any certification or determination by the Lender of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

29.3	Day count convention and interest calculation

(a)	Any interest, commission or fee accruing under a Finance Document will accrue from day to day and the amount of any such interest, commission or fee is calculated:

(i)	on the basis of the actual number of days elapsed and a year of 360 days (or, in any case where the practice in the relevant market differs, in accordance with that market practice); and

(ii)	subject to clause 29.3(b) below, without rounding.

(b)	The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by an Obligor under a Finance Document shall be rounded to two decimal places.

30	Partial Invalidity

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

31	Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of any Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

32	Changes to reference rates

(a)	If a Published Rate Replacement Event has occurred in relation to any Published Rate, any amendment or waiver which relates to:

(i)	providing for the use of a Replacement Reference Rate in place of that Published Rate; and

(ii)

(A)	aligning any provision of any Finance Document to the use of that Replacement Reference Rate;

(B)	enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement);

(C)	implementing market conventions applicable to that Replacement Reference Rate;

(D)	providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or

(E)	adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Lender and the Borrower.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(b)	In this clause 32:

Published Rate means:

(i)	Overnight SOFR; or

(ii)	Term SOFR for any Quoted Tenor

Published Rate Replacement Event means, in relation to a Published Rate:

(i)	the methodology, formula or other means of determining that Published Rate has, in the opinion of the Lender and the Borrower, materially changed;

(ii)

(A)	the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or

(B)	information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate;

(iii)	the administrator of that Published Rate publicly announces that it has ceased or will cease to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate;

(iv)	the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued;

(v)	the administrator of that Published Rate or its supervisor announces that Published Rate may no longer be used;

(vi)	the administrator of that Published Rate (or the administrator of an interest rate which is a constituent element of that Published Rate) determines that that Published Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Lender) temporary; or

(vii)	in the opinion of the Lender and the Borrower, that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Relevant Nominating Body means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

Replacement Reference Rate means a reference rate which is:

(i)	formally designated, nominated or recommended as the replacement for a Published Rate by:

(A)	the administrator of that Published Rate (provided that the market or economic reality that such reference rate measures is the same as that measured by that Published Rate); or

(B)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Reference Rate" will be the replacement under clause 32(a)(ii)(B) above;

(ii)	in the opinion of the Lender, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Published Rate; or

(iii)	in the opinion of the Lender, an appropriate successor to a Published Rate.

33	Confidential Information

33.1	Confidentiality

The Lender agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by clause 33.2 (Disclosure of Confidential Information), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

33.2	Disclosure of Confidential Information

The Lender may disclose:

(a)	to any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as the Lender shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this clause 33.2(a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(b)	to any person:

(i)	to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and, in each case, to any of that person's Affiliates, Representatives and professional advisers;

(ii)	with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or an Obligor and to any of that person's Affiliates, Representatives and professional advisers;

(iii)	appointed by the Lender or by a person to whom clause 33.2(b)(i) or clause 33.2(b)(ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf);

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in clause 33.2(b)(i) or clause 33.2(b)(ii) above;

(v)	to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit the Lender charges, assigns or otherwise creates Security (or may do so) pursuant to clause 24.2 (Security over Lender's rights);

(viii)	who is a Party;

(ix)	whom the Lender deems fit for the purpose of any merger, amalgamation, acquisition, corporate reconstruction or corporate reorganisation undertaken (or which may be potentially undertaken) by the Lender on a confidential basis;

(x)	to whom the Lender is under a duty to disclose;

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(xi)	who is an insurer or re-insurer of the Lender or any Obligor;

(xii)	who is providing services to the Lender;

(xiii)	who is a provider of any security or guarantee for the Facility;

(xiv)	to whom the Lender considers such disclosure to be necessary or expedient;

(xv)	any person who is a person, or who belongs to a class of persons, specified in the second column of the Third Schedule to the Banking Act 1970 of Singapore; or

(xvi)	with the consent of the Borrower,

in each case, such Confidential Information as the Lender shall consider appropriate if:

(A)	in relation to clauses 33.2(b)(i), 33.2(b)(ii) and 33.2(b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)	in relation to clause 33.2(b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; or

(C)	in relation to clauses 33.2(b)(v), 33.2(b)(vi) and 33.2(b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Lender, it is not practicable so to do in the circumstances; and

(c)	to any person appointed by the Lender or by a person to whom clauses 33.2(b)(i) or 33.2(b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this clause 33.2(c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Obligors and the Lender; and

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(d)	to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or an Obligor.

This clause 33.2 is not, and shall not be deemed to constitute, an express or implied agreement by the Lender for a higher degree of confidentiality than that described or prescribed in Section 47 of, and in the Third Schedule to, the Banking Act 1970 of Singapore or any other applicable law or regulation.

33.3	Entire agreement

This clause 33 (Confidential Information) constitutes the entire agreement between the Parties in relation to the obligations of the Lender under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

33.4	Inside information

The Lender acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Lender undertakes not to use any Confidential Information for any unlawful purpose.

33.5	Notification of disclosure

The Lender agrees (to the extent permitted by law and regulation) to inform the Obligors:

(a)	of the circumstances of any disclosure of Confidential Information made pursuant to clause 33.2(b)(v) (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that clause during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this clause 33 (Confidential Information).

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

33.6	Continuing obligations

The obligations in this clause 33 (Confidential Information) are continuing and, in particular, shall survive and remain binding on the Lender for a period of two years from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and the Facility Amount has been fully cancelled or otherwise ceases to be available; and

(b)	the date on which the Lender otherwise ceases to be the Lender.

33.7	Personal Data Protection Act

(a)	The UOB Privacy Notice (Corporate) is incorporated by reference into and forms part of this Agreement. The UOB Privacy Notice (Corporate) shall apply to all personal data provided by any Obligor or otherwise collected by the Lender from any other sources or in the course of the Lender’s relationship with any Obligor or any member of the UOB Group and each Obligor hereby consents to the collection, processing, use and disclosure of personal data in accordance therewith.

(b)	If any Obligor provides the Lender with personal data of any individual (including, where applicable, any directors, partners, office holders, officers, employees, agents, shareholders and beneficial owners of such Obligor), such Obligor undertakes, represents and warrants to the Lender that such Obligor has obtained such individual’s consent for, and hereby consents on behalf of such individual to, the collection, processing, use and disclosure of his or her personal data by the Lender in accordance with the UOB Privacy Notice (Corporate).

(c)	In the event of any conflict or inconsistency between this Agreement and the UOB Privacy Notice (Corporate), this Agreement shall prevail.

(d)	Each Obligor agrees and undertakes to notify the Lender promptly upon its becoming aware of the withdrawal by the relevant individual of his/her consent to the collection, processing, use, transfer out of Singapore and/or disclosure by the Lender of any personal data provided by that Obligor to the Lender.

(e)	Any consent given pursuant to this Agreement in relation to personal data shall survive death, incapacity, bankruptcy or insolvency of any such individual, the termination or expiration of this Agreement and the cancellation, termination or repayment of the Facility.

(f)	In this clause 33.7:

(i)	UOB Group means United Overseas Bank Limited and its related corporations;

(ii)	UOB Privacy Notice (Corporate) means the UOB Privacy Notice (Corporate) of United Overseas Bank Limited available at http://www.uobgroup.com.sg, as may be amended, supplemented and/or substituted from time to time; and

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(iii)	personal data has the meaning ascribed to it in the Personal Data Protection Act 2012 of Singapore.

34	Bail-In

34.1	Bail-in clause

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party and each Obligor acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

34.2	Definitions

In this clause 34:

Article 55 BRRD means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms

Bail-In Action means the exercise of any Write-down and Conversion Powers

Bail-In Legislation means:

(a)	in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;

(b)	in relation to the United Kingdom, the UK Bail-In Legislation; and

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(c)	in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation

EEA Member Country means any member state of the European Union, Iceland, Liechtenstein and Norway

EU Bail-In Legislation Schedule means the document described as such and published by the Loan Market Association (or any successor person) from time to time

Resolution Authority means any body which has authority to exercise any Write-down and Conversion Powers

UK Bail-In Legislation means Part 1 of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings)

Write-down and Conversion Powers means:

(a)	in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)	in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(c)	in relation to any other applicable Bail-In Legislation:

(i)	any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(ii)	any similar or analogous powers under that Bail-In Legislation.

35	Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Section 11
Governing Law and Enforcement

36	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

37	Enforcement

37.1	Jurisdiction

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a Dispute).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)	Notwithstanding clauses 37.1(a) and 37.1(b) above, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, Secured Parties may take concurrent proceedings in any number of jurisdictions.

37.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor:

(i)	irrevocably appoints Campbell Johnston Clark Limited, with registered office at 59 Mansell Street, London E1 8AN, United Kingdom as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)	If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the relevant Obligor must immediately (and in any event within seven days of such event taking place) appoint another agent on terms acceptable to the Lender. Failing this, the Lender may appoint another agent for this purpose.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

38	Waiver of Immunity

38.1	Waiver of immunity

(a)	The Borrower waives generally all immunity it or its assets or revenues may otherwise have in any jurisdiction, including immunity in respect of:

(i)	the giving of any relief by way of injunction or order for specific performance or for the recovery of assets or revenues; and

(ii)	the issue of any process against its assets or revenues for the enforcement of a judgment or, in an action in rem, for the arrest, detention or sale of any of its assets and revenues.

(b)	The Borrower agrees that in any proceedings in England this waiver shall have the fullest scope permitted by the English State Immunity Act 1978 and that this waiver is intended to be irrevocable for the purposes of the English State Immunity Act 1978.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Schedule 1
Conditions Precedent

1	The Obligors

(a)	A copy of the constitutional documents of each Obligor.

(b)	A copy of a resolution (or a certified copy of an extract of a resolution) of the board of directors of each Obligor:

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Borrowing Base Report) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party;

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)	Certificates of (i) a director of the Borrower and (ii) a secretary or an assistant secretary of the Guarantor confirming that borrowing or guaranteeing or securing, as appropriate, the Facility Amount would not cause any borrowing, guaranteeing or similar limit binding on such Obligor to be exceeded.

(e)	A copy of any power of attorney under which any person is to execute any of the Finance Documents on behalf of any Obligor.

(f)	Certificates of (i) a director of the Borrower and (ii) a secretary or an assistant secretary of the Guarantor certifying that each copy document relating to it specified in this Schedule 1 (Conditions Precedent) is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement and that any such resolutions or power of attorney referred to in paragraphs (b) and (e) above have not been revoked.

2	Finance Documents

(a)	This Agreement duly executed by each party to it.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(b)	The Debenture duly executed by each party to it.

(c)	A copy of all notices required to be sent under the Debenture, executed by the Borrower, duly acknowledged by the addressee (if required under the Debenture).

(d)	Evidence that the following registrations have been made in respect of the Debenture: registration of particulars of the Debenture at the Accounting and Corporate Regulatory Authority in Singapore under Section 131 of the Companies Act 1967 of Singapore.

3	Legal opinions

(a)	A legal opinion in relation to English law from Norton Rose Fulbright (Asia) LLP addressed to the Lender, substantially in the form distributed to the Lender prior to signing this Agreement.

(b)	A legal opinion in relation to Singapore law from Norton Rose Fulbright (Asia) LLP addressed to the Lender, substantially in the form distributed to the Lender prior to signing this Agreement.

(c)	A legal opinion in relation to Bermuda law from Conyers Dill & Pearman Limited addressed to the Lender, substantially in the form distributed to the Lender prior to signing this Agreement.

4	Accounts

(a)	A letter from the Borrower to the Lender specifying each of the accounts subject to or intended to be subject to the Transaction Security including details of the account name, account number and the name and address of the bank or financial institution where the account is held.

(b)	Confirmation from the Lender that the Accounts have been opened.

5	Other documents and evidence

(a)	The Hafnia Handy Pool Agreement, duly executed by each party to it.

(b)	The Hafnia MR Pool Agreement, duly executed by each party to it.

(c)	Evidence that any process agent referred to in clause 37.2 (Service of process) has accepted its appointment.

(d)	The Original Financial Statements of each Obligor.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(e)	Evidence that the fees, costs and expenses then due from the Borrower pursuant to clause 10 (Fees), clause 12.5 (Stamp taxes), and clause 16 (Costs and Expenses) have been paid or will be paid by the first Utilisation Date.

(f)	A copy of any other Authorisation or other document, opinion or assurance which the Lender considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Transaction Document or for the validity and enforceability of any Transaction Document.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Schedule 2
Utilisation Request

To:	United Overseas Bank Limited as Lender

From:	Hafnia Pools Pte. Ltd. as Borrower

Date:	[●]

Dear Sirs

Hafnia Pools Pte. Ltd. – USD175,000,000 Uncommitted Borrowing Base Facility Agreement (with an accordion option of up to USD75,000,000)
dated ________________ 2023 (the Agreement)

1	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2	We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	[●] (or, if that is not a Business Day, the next Business Day)

Currency of Loan:	USD

Amount:	[●] or, if less, the Available Amount

Interest Period:	[two weeks/one month/three months/ six months/[●]]

3	We confirm that each condition specified in clause 4.2 (Further conditions precedent) of the Agreement is satisfied on the date of this Utilisation Request.

4	[This Loan is to be made in [whole]/[part] for the purpose of roll-over / refinancing [identify existing/maturing Loan] (Loan Reference number [●]).]

5	[The proceeds of this Loan should be credited to [account].]

6	We hereby represent, warrant and undertake to the Lender as follows:

(a)	we have not and will not be obtaining financing in respect of the receivables as indicated in the attached Borrowing Base Report, or any other rights under any Contract, from any other bank or financial institution;

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(b)	the declared receivables as indicated in the attached Borrowing Base Report are genuine current trade transactions and we hereby undertake to present to the Lender for inspection all relevant documents in support thereof at the Lender’s request; and

(c)	the declared receivables as indicated in the attached Borrowing Base Report have not been paid to us.

7	We agree to indemnify and hold harmless the Lender from and against any and all costs, claims, demands, losses, charges and expenses howsoever and of whatsoever nature which the Lender may sustain, incur or be liable for in connection with, or arising out of this application and the Lender’s granting of the financing.

8	We confirm, represent and warrant that all statements and all other information or documents provided in connection with this application are true and accurate and we undertake full responsibility for and accept all consequences of any inaccurate or untrue statement, information or document.

9	Pursuant to any sanctions now and from time to time imposed by the United States of America, the European Union, the United Nations and/or any other regulatory or supervisory authority or body, the Lender shall not examine, accept, reject, discount or otherwise handle or deal with any documents, shipments, goods, payments and/or transactions in connection therewith that may relate, whether directly or indirectly, to any sanctioned countries, persons and/or parties. Accordingly, any presentation that may violate any of the aforesaid sanctions and/or applicable laws giving effect to the same may be rejected at the Lender’s sole discretion without any liability whatsoever on the Lender’s part.

10	A person who is not a party to the terms herein has no right under the Third Parties Act to enforce any of the terms and conditions herein.

11	This Utilisation Request and any non-contractual obligations arising out of or in connection with it are governed by English law. We agree to submit to the non-exclusive jurisdiction of the courts in England in respect of any disputes arising out or in connection with this Utilisation Request. Without prejudice to the foregoing, we undertake not to commence proceedings or suits against the Lender in the courts of any other jurisdiction. In the event of any proceedings or suits commenced by us against the Lender, we agree that the courts of England shall have exclusive jurisdiction in respect of any disputes arising out of or in connection with this Utilisation Request. We agree to waive and do so waive any right vested in us by the laws of the jurisdiction in which we carry on business to challenge the validity or legality of any part of this provision.

12	This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for

Hafnia Pools Pte. Ltd.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Schedule 3
Form of Compliance Certificate

To:	United Overseas Bank Limited as Lender

From:	Hafnia Limited as Guarantor

Date:	[●]

Dear Sirs

Hafnia Pools Pte. Ltd. – USD175,000,000 Uncommitted Borrowing Base Facility Agreement (with an accordion option of up to USD75,000,000)
dated ________________ 2023 (the Agreement)

1	I/We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2	I/We confirm that, based on the calculations set out in the appendix attached to this certificate:

(a)	Adjusted Equity Ratio

On a consolidated basis the Adjusted Equity was [●] per cent (being not less than 25 per cent of the sum of the Liabilities and Adjusted Equity on the last day of the most recently elapsed fiscal half year).

(b)	Minimum Adjusted Equity

On a consolidated basis the Adjusted Equity was USD[●] on the last day of the most recently elapsed fiscal half year (being not less than USD350,000,000).

(c)	Minimum Liquidity

On a consolidated basis, Minimum Liquidity was USD[●] on the last day of the most recently elapsed fiscal half year (being equal to or greater than USD60,000,000).

3	[I/We confirm that no Default is continuing.] [If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.]

4	We attach the financial statements and accounts required to be provided pursuant to clause 19 (Information undertakings) of the Agreement.

Signed:
Director/Authorised signatory of Hafnia Limited

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Schedule 4
Pool Agreements and List of Pool Participants

The Hafnia Handy pool agreement (the Hafnia Handy Pool Agreement) dated 1 January 2023 entered into between the Borrower as pool manager and the parties listed in Schedule 1 (Participants) thereto as pool participants, as follows:

(1)	Advantage Park Shipping LLC;

(2)	River Point LLC;

(3)	Geranium Shiptrade S.A;

(4)	Topaz Maritime Ltd;

(5)	Nordic Tatiana Schifffahrtsgesellschaft mbH & Co KG;

(6)	Valloeby Lisbeth Limited;

(7)	Valloeby Leia Limited;

(8)	Valloeby Spirit Limited;

(9)	Valloeby Remlin Limited;

(10)	Valloeby Glory Limited;

(11)	Adriatic Tanker Limited;

(12)	Caribic Tanker Limited;

(13)	Nukura Services Inc;

(14)	Verda Enterprises;

(15)	Merville Ventures Inc.;

(16)	Chemtrans Mercury UG (Haftungsbeschränkt) & Co. KG;

(17)	Chemtrans Leo UG (Haftungsbeschränkt) & Co. KG;

(18)	Chemtrans Uranus UG (Haftungsbeschränkt) & Co. KG;

(19)	Chemtrans Mars UG (Haftungsbeschränkt) & Co. KG; and

(20)	Hafnia Pools Pte. Ltd.

The Hafnia MR pool agreement (the Hafnia MR Pool Agreement) dated 1 January 2023 entered into between the Borrower as pool manager and the parties listed in Schedule 1 (Participants) thereto as pool participants, as follows:

(1)	Ridgebury MR III, Ltd., Cyprus;

(2)	Ridgebury MR 2021 LLC, Marshall Islands;

(3)	Apricot Maritime S.A.;

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

(4)	Velos Fortuna Maritime Ltd;

(5)	Victoria Shipping Ltd;

(6)	Harrier Bay Shipping Pte., Ltd.;

(7)	M Pallonji Shipping Singapore Pte Ltd;

(8)	LLC Aldabra;

(9)	LLC Coetivy;

(10)	Overseas Sun Coast LLC;

(11)	Kouros Maritime S.A.;

(12)	Lysias Maritime S.A;

(13)	Yliki Shipping Corporation;

(14)	Saltini Shipping Corporation;

(15)	Louros Shipping Corporation;

(16)	Lousios Shipping Corporation;

(17)	Selitsa Shipping Corporation;

(18)	GH Prod II LLC;

(19)	GH Prod III LLC;

(20)	GH Prod VI LLC;

(21)	GH Prod VII LLC;

(22)	MAGNOLIA SHIPTRADE S.A;

(23)	THE GREAT EASTERN SHIPPING CO. LTD.;

(24)	Interorient Navigation Company Limited;

(25)	Gaia Shipping Ltd;

(26)	Shuri Services;

(27)	Hafnia Pools Pte. Ltd; and

(28)	Hafnia Tankers Chartering Singapore.

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Schedule 5
Form of Borrowing Base Report

To: United Overseas Bank Limited as Lender

From: Hafnia Pools Pte. Ltd. as Borrower

Date: [●] (the "Determination Date")

Hafnia Pools Pte. Ltd.

Borrowing Base Report

Dear Sirs

This Borrowing Base Report (this “Report”) is dated [●], and is delivered in accordance with clause 20.3 (Borrowing Base Report) of the Uncommitted Borrowing Base Facility agreement, dated ________________ 2023 (as amended from time to time) between Hafnia Pools Pte. Ltd. as borrower, Hafnia Limited as guarantor and United Overseas Bank Limited as lender (the Agreement). Capitalised terms used but not defined in this Report have the meaning given them in the Agreement.

As of the Determination Date, the undersigned hereby certifies the following Reported Eligible Receivables contained in the enclosed excel spreadsheet are included into the Borrowing Base:

Freight Income

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Accrued Income

Demurrage Income

The undersigned represents and warrants that (1) the foregoing information is true, complete and correct as of the Determination Date, (2) each Reported Eligible Receivable is an Eligible Receivable and (3) the foregoing information and calculations otherwise comply with all conditions, terms, warranties, representations and covenants set forth in the Agreement.

For and on behalf of Hafnia Pools Pte. Ltd.

By: Name: Title: Authorised signatory

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Schedule 6
Form of Accordion Exercise Notice

To:	United Overseas Bank Limited as Lender

From:	Hafnia Pools Pte. Ltd. as Borrower

Dated:

Hafnia Pools Pte. Ltd. – USD175,000,000 Uncommitted Borrowing Base Facility Agreement (with an accordion option of up to USD75,000,000)
dated ________________ 2023 (the Agreement)

1	We refer to the Agreement. This is an Accordion Exercise Notice. Terms defined in the Agreement have the same meaning in this Accordion Exercise Notice unless given a different meaning in this Accordion Exercise Notice.

2	Please note that it is the intention that the Facility Amount be increased by US$[●].

3	The definition of “Facility Amount” shall be substituted as follows:

“Facility Amount means, subject to clause 2.3 (Accordion Exercise), an amount not exceeding US$[●] at the date of this Agreement, to the extent not cancelled, reduced or transferred by the Lender under this Agreement” [NB: new Facility Amount to be inserted]

4	This Accordion Exercise Notice is supplemental to the Agreement and the provisions of the Agreement will, on and from the date of this Accordion Exercise Notice, be amended by this Accordion Exercise Notice. The provisions of the Agreement will, except as amended by this Accordion Exercise Notice, continue in full force and effect.

5	This Accordion Exercise Notice may be executed in any number of counterparts. Each counterpart is an original but the counterparts together are one and the same instrument.

6	This Accordion Exercise Notice and any non-contractual obligations connected with it is governed, and constructed in accordance with, English law.

for and on behalf of

Hafnia Pools Pte. Ltd. as Borrower

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

This Accordion Exercise Notice is accepted by the Lender.

The Accordion Exercise Effective Date is confirmed as at [●]. [NB: Lender is not to execute this until all conditions it deems necessary are satisfied]

for and on behalf of

United Overseas Bank Limited as Lender

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

Signatories

The Borrower

SIGNED by	/s/ Petrus Wouter Van Echtelt	)

For and on behalf of		)

HAFNIA POOLS PTE. LTD.		)

)

/s/ Petrus Wouter Van Echtelt
Name : Petrus Wouter Van Echtelt
Title : Authorised Signatory

Address:	10 Pasir Panjang Road, Mapletree Business City #18-01 Singapore 117438

Attention:	[REDACTED]

Email address:  [REDACTED]

Hafnia – Facility Agreement – signature page

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

The Guarantor

SIGNED by	/s/ Petrus Wouter Van Echtelt	)

For and on behalf of		)

HAFNIA POOLS PTE. LTD.		)

)

/s/ Petrus Wouter Van Echtelt
Name : Petrus Wouter Van Echtelt
Title : Authorised Signatory

Address:	10 Pasir Panjang Road, Mapletree Business City #18-01 Singapore 117438

Attention:	[REDACTED]

Email address:  [REDACTED]

Hafnia – Facility Agreement – signature page

CONFIDENTIAL TREATMENT REQUESTED BY HAFNIA LIMITED PURSUANT TO 17 C.F.R. SECTION 200.83

The Lender

SIGNED by	/s/ [REDACTED]	)

For and on behalf of		)

UNITED OVERSEAS BANK LIMITED		)

)

/s/ [REDACTED]

(Authorised signatory)

Address:	1 Raffles Place, #23-61 One Raffles Place Tower 2, Singapore 048616

Attention:	[REDACTED]

Email address: [REDACTED]

Hafnia – Facility Agreement – signature page